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                               STOCK PURCHASE AGREEMENT

                             Dated as of July 31, 1998
                                       among
                                  ----------------
                                     PURCHASER:

                               MACK PRINTING COMPANY
                                  ----------------
                                      COMPANY:

                               PORT CITY PRESS, INC.
                                        AND
                                  ----------------
                                      SELLER:

                             PERRY JUDD'S INCORPORATED
                                  ----------------

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


                                  TABLE OF CONTENTS
                                                                           Page
                                                                           ----
ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  1.1   Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ARTICLE II PURCHASE AND SALE OF STOCK. . . . . . . . . . . . . . . . . . . .9
  2.1   Transfer of Stock. . . . . . . . . . . . . . . . . . . . . . . . . 10
  2.2   Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  2.3   Adjustments to Consideration.. . . . . . . . . . . . . . . . . . . 10
  2.4   Post-Closing Audit.. . . . . . . . . . . . . . . . . . . . . . . . 11
ARTICLE III CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  3.1   Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  3.2   Deliveries at Closing. . . . . . . . . . . . . . . . . . . . . . . 13
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER. . 15
  4.1   Corporate Organization and Standing. . . . . . . . . . . . . . . . 15
  4.2   Capitalization of the Company. . . . . . . . . . . . . . . . . . . 16
  4.3   No Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . 16
  4.4   No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  4.5   Financial Information. . . . . . . . . . . . . . . . . . . . . . . 17
  4.6   Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . 17
  4.7   Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . 17
  4.8   Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  4.9   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  4.10  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  4.11  Governmental Authorizations; Compliance with Laws. . . . . . . . . 18
  4.12  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  4.13  Brokers; Finders . . . . . . . . . . . . . . . . . . . . . . . . . 19
  4.14  Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . 19
  4.15  Properties and Assets. . . . . . . . . . . . . . . . . . . . . . . 20
  4.16  Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . 20
  4.17  Intellectual Property Rights.. . . . . . . . . . . . . . . . . . . 20
  4.18  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  4.19  No Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  4.20  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  4.21  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . 23
  4.22  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . 26
  4.23  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . 27
  4.24  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  4.25  Schedule IV. . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. . . . . . . . . 28
  5.1   Organization of the Purchaser. . . . . . . . . . . . . . . . . . . 28
  5.2   Authorization; No Conflict.. . . . . . . . . . . . . . . . . . . . 28
  5.3   Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  5.4   Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  5.5   Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . 29
ARTICLE VI ACTIONS OF THE SELLER, THE COMPANY AND THE PURCHASER
BEFORE AND AFTER THE CLOSING DATE. . . . . . . . . . . . . . . . . . . . . 29
  6.1   Access and Investigation . . . . . . . . . . . . . . . . . . . . . 29
  6.2   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . 30
  6.3   Required Approvals . . . . . . . . . . . . . . . . . . . . . . . . 31
  6.4   Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  6.5   No Negotiation . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  6.6   Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  6.7   Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . 32


                                          i.


                            TABLE OF CONTENTS (CONTINUED)

                                                                           Page
                                                                           ----

  6.8   Termination of Security Interests. . . . . . . . . . . . . . . . . 32
ARTICLE VII CONDITIONS PRECEDENT TO THE PURCHASER'S  OBLIGATION TO CLOSE . 32
  7.1   Accuracy of Representations. . . . . . . . . . . . . . . . . . . . 32
  7.2   The Seller's and the Company's Performance.. . . . . . . . . . . . 33
  7.3   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  7.4   Additional Documents . . . . . . . . . . . . . . . . . . . . . . . 33
  7.5   No Proceeding. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  7.6   No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  7.7   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  7.8   No Claim Regarding Stock Ownership or Sale Proceeds. . . . . . . . 33
  7.9   Material Adverse Change. . . . . . . . . . . . . . . . . . . . . . 34
  7.10  Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . 34
  7.11  Non-Competition Agreement. . . . . . . . . . . . . . . . . . . . . 34
  7.12  BT Commercial Corporation Liens and Obligations. . . . . . . . . . 34
  7.13  Lease/Sublease and Non-Disturbance and Attornment Agreement. . . . 34
ARTICLE VIII CONDITIONS PRECEDENT TO THE SELLER'S  AND THE
COMPANY'S OBLIGATION TO CLOSE. . . . . . . . . . . . . . . . . . . . . . . 34
  8.1   Accuracy of Representations. . . . . . . . . . . . . . . . . . . . 35
  8.2   The Purchaser's Performance. . . . . . . . . . . . . . . . . . . . 35
  8.3   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  8.4   Additional Documents . . . . . . . . . . . . . . . . . . . . . . . 35
  8.5   No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  8.6   HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
ARTICLE IX INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . . . 36
  9.1   Indemnification of the Purchaser.. . . . . . . . . . . . . . . . . 36
  9.2   Indemnification of the Seller. . . . . . . . . . . . . . . . . . . 37
  9.3   Notice of Claim; Right to Defend . . . . . . . . . . . . . . . . . 37
  9.4   Limitation on Indemnity. . . . . . . . . . . . . . . . . . . . . . 38
  9.5   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  9.6   Sole and Exclusive Remedy. . . . . . . . . . . . . . . . . . . . . 39
  9.7   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
ARTICLE X TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  10.1  Termination Events.. . . . . . . . . . . . . . . . . . . . . . . . 42
  10.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . 42
ARTICLE XI MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 43
  11.1  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  11.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
  11.3  Choice of Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
  11.4  Entire Agreement; Amendments and Waivers . . . . . . . . . . . . . 44
  11.5  Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . . . 44
  11.6  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
  11.7  Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
  11.8  Titles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
  11.9  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
  11.10 Confidential Information.. . . . . . . . . . . . . . . . . . . . . 45
  11.11 Burden and Benefit . . . . . . . . . . . . . . . . . . . . . . . . 47
  11.12 Service of Process; Consent to Jurisdiction. . . . . . . . . . . . 47
  11.13 Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 47
  11.14 Representation by Counsel. . . . . . . . . . . . . . . . . . . . . 47
  11.15 Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . 48
  11.16 Additional Survival. . . . . . . . . . . . . . . . . . . . . . . . 48


                                         ii.


SCHEDULES AND EXHIBITS

Schedule I     Knowledge
Schedule II    Target Working Capital
Schedule III   Capital Expenditures Amount
Schedule IV    Elections Amount Illustration

Exhibit A      Form of Opinion of the Purchaser's Counsel
Exhibit B      Form of Opinion of the Seller's Counsel
Exhibit C      Form of Employment Agreement
Exhibit D      Form of Non-Competition Agreement
Exhibit E      Form of Lease/Sublease


                                         iii.

                               STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT dated as of July 31, 1998 (this "AGREEMENT"), is by and among (i) Mack Printing Company (doing business as the Mack Printing Group), a Pennsylvania corporation (the "PURCHASER"); (ii) Perry Judd's Incorporated, a Delaware corporation formerly known as Perry Graphic Communications, Inc. (the "SELLER"); (iii) Port City Press, Inc., a Maryland corporation (the "COMPANY").

                                       RECITALS

          A. The Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser all of the issued and outstanding shares of capital stock of the Company (the "SHARES"), upon the terms and subject to the conditions contained herein (the "ACQUISITION").

          B. In connection with the Acquisition, the parties desire to set forth certain representations, warranties and covenants made by each to the other or others as an inducement to the consummation of the Acquisition, upon the terms and subject to the conditions contained herein.

          C. In connection with the Acquisition, the Seller is willing to indemnify the Purchaser, and the Purchaser is willing to indemnify the Seller, against certain losses and liabilities they may incur as a result of the Acquisition, upon the terms and subject to the conditions contained herein.

                                     AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          1.1  DEFINED TERMS.

           As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "ACCOUNTING PRINCIPLES" shall have the meaning set forth in SECTION 2.4(a).

          "ACCOUNTS RECEIVABLE" shall have the meaning set forth in SECTION 4.7.

          "ACQUISITION" shall have the meaning set forth in the Recitals.

          "ACQUISITION DOCUMENTS" shall mean this Agreement and all instruments executed, filed or otherwise prepared, exchanged or delivered in accordance with this Agreement.

          "ADJUSTED WORKING CAPITAL" shall have the meaning set forth in SECTION 2.3(a).

          "ADJUSTMENT AMOUNT" shall have the meaning set forth in SECTION
2.3(a).

          "AFFILIATE" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Without limiting the foregoing, all directors and officers of a Person that is a corporation and all managing members of a Person that is a limited liability company, shall be deemed Affiliates of such Person for all purposes hereunder.

          "AGREEMENT" shall mean this Stock Purchase Agreement.

          "ASSET ALLOCATION" shall have the meaning set forth in SECTION 9.7(f).

          "BENEFIT PLAN" shall have the meaning set forth in SECTION 4.21.

          "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would have a Material Adverse Effect on the benefits to such Person of this Agreement and the Acquisition or to pay any monies.

          "CAPITAL EXPENDITURES AMOUNT" shall have the meaning set forth in
SECTION 2.3(a).

          "CERCLA" shall mean the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

          "CLAIM" shall mean any claim for Damages made pursuant to the terms of this Agreement.

          "CLEANUP" shall mean any investigation, cleanup, removal, containment, monitoring or other remediation or response actions.

          "CLOSING" shall have the meaning set forth in SECTION 3.1.

          "CLOSING BALANCE SHEET" shall have the meaning set forth in SECTION 2.4(b).

          "CLOSING DATE" shall have the meaning set forth in SECTION 10.1(d).

          "COBRA" shall have the meaning set forth in SECTION 4.21.

          "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

          "COMPANY ADJUSTMENT AMOUNT" shall have the meaning set forth in
SECTION 2.4(a).

          "COMPANY'S ACCOUNTANT" shall have the meaning set forth in SECTION 2.4(b).

          "COMPANY'S COMPUTATION" shall have the meaning set forth in SECTION 2.4(b).

          "CONFIDENTIAL INFORMATION" shall have the meaning set forth in SECTION 11.10(b).

          "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated as of March 25, 1998, by and between the Purchaser and Parent.

          "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "CONSIDERATION" shall have the meaning set forth in SECTION 2.2.

          "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

          "DAMAGES" shall mean any and all costs, losses, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with or arising out of CERCLA, any equivalent state statute or any other Environmental Law (including without limitation any Cleanup), damages to the Environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

          "DEDUCTIBLE AMOUNT" shall have the meaning set forth in SECTION 9.1.

          "DISCLOSURE SCHEDULES" shall mean the schedules prepared and delivered by the Company and the Seller for and to the Purchaser and dated as of the date hereof which set forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules. All matters disclosed on any Schedule to this Agreement are deemed disclosed on all Schedules to this Agreement, to the extent applicable and to the extent such disclosure can be reasonably interpreted as having application.

          "ELECTION" shall have the meaning set forth in SECTION 9.7(f).

          "ELECTION FORM" shall have the meaning set forth in SECTION 9.7(f).

          "ELECTIONS AMOUNT" shall have the meaning set forth in SECTION 2.3(a).

          "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, assignment, conditional sale agreement, mortgage, security agreement, security interest, right of first refusal or restriction or encumbrance of any kind whatsoever, including, without limitation, any restriction on use, voting, transfer (other than restrictions on transfer imposed by the Securities Act and state securities laws), receipt of income or exercise of any other attribute of ownership.

          "ENVIRONMENT" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

          "ENVIRONMENTAL LAW" shall mean all federal, state, district, local and foreign laws, all codes, rules or regulations promulgated thereunder and all Orders, consent orders, judgments, notices, notice requirements, agency directives, guidelines or restrictions and demand letters issued, promulgated or entered pursuant thereto, in effect on or prior to the Closing Date, relating to pollution or protection of the Environment, including without limitation (i) laws relating to emissions, discharges, releases or threatened releases of Materials into the Environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of Materials. Environmental Laws shall include, without limitation, CERCLA, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), RCRA, the Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the California Health and Safety Code (Section 25100 et seq., Section 39000 et seq.) and the California Water Code (Section 13000 et seq.) or any other federal, state or local law of similar effect, each as amended.

          "ENVIRONMENTAL NOTICE" shall mean any written notice by any Person alleging potential civil or criminal liability (including, without limitation, potential liability for Cleanup costs, governmental costs, harm or Damages to person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, treatment, storage, disposal, release or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law or Environmental Permit provision.

          "ENVIRONMENTAL PERMITS" shall mean all licenses, permits, approvals, authorizations, waivers, consents or Orders of, or filings with, any Governmental Body, whether federal, state or local, required for the operation of the facilities under Environmental Laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "ERISA AFFILIATE" shall mean any other Person that, together with the Company, would be treated as a single employer under IRC Section 414(b) or (c), and solely for the purposes of potential liability under ERISA Section 302(c)(ii) and IRC Section 412(c)(ii) and the lien created under ERISA Section 302(f) and IRC Section 412(n), under IRC Section 414(m) or (o).

          "ESTIMATED ADJUSTMENT AMOUNT" shall have the meaning set forth in
SECTION 2.3(b).

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "FINAL ELECTIONS AMOUNT" shall have the meaning set forth in SECTION 2.4(c).

          "FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 4.5(a).

          "GAAP" shall mean United States generally accepted accounting principles and practices, as such principles and practices are applied on a consistent basis with those principles and practices on which the Interim Financials were prepared.

          "GOVERNMENTAL AUTHORIZATION" shall mean any approval, Consent, license, permit, franchise, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "GOVERNMENTAL BODY" shall mean any:

          (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (b)  federal, state, local, municipal, foreign or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

          (d)  multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

          "GREENWOOD" shall have the meaning set forth in SECTION 7.13.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "INDEMNITEE" shall have the meaning set forth in SECTION 9.3.

          "INDEMNITOR" shall have the meaning set forth in SECTION 9.3.

          "INDEPENDENT ACCOUNTANT" shall have the meaning set forth in SECTION 2.4(c).

          "INITIAL CASH CONSIDERATION" shall have the meaning set forth in
SECTION 2.2.

          "INTELLECTUAL PROPERTY" shall have the meaning set forth in SECTION 4.17(c).

          "INTERIM BALANCE SHEET" shall have the meaning set forth in SECTION 4.5(b).


          "INTERIM ELECTIONS AMOUNT" shall mean $1,528,000.

          "INTERIM FINANCIALS" shall have the meaning set forth in SECTION
4.5(b).

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor law.

          "IRS" shall have the meaning set forth in SECTION 4.21.

          "KNOWLEDGE" shall mean, with respect to an individual making a representation to his or her "knowledge" or having "knowledge," those facts and circumstances actually known by such individual, and with respect to the Seller or the Company making a representation to its "knowledge" or having "knowledge," those facts and circumstances actually known by the officers of such entity identified on SCHEDULE I attached hereto.

          "LEASE" shall have the meaning set forth in SECTION 7.13.

          "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, regulation, rule, statute or treaty.

          "LIABILITY" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, deferred income, guaranty or endorsement of or by any Person of any type, whether known, unknown, accrued, absolute, contingent, matured or unmatured.

          "LIABILITY CAP" shall have the meaning set forth in SECTION 9.1.

          "LOSS" shall have the meaning set forth in SECTION 9.1.

          "MATERIAL ADVERSE EFFECT" with respect to any Person shall be deemed to occur if any event, change or effect, individually or in the aggregate with such other events, changes or effects, has occurred which could reasonably be expected to have a material adverse effect (i) on the business, assets (taken as a whole) (including intangible assets), liabilities (contingent or otherwise), results of operations, or financial condition of such Person or (ii) or on the ability of a party hereto or on its stockholders or shareholders, as the case may be, to consummate the Acquisition.

          "MATERIAL CONTRACTS" shall mean any oral or written (a) leases or other Contracts under which the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party and which entails annual payments, in the case of any such lease or other agreement, in excess of $50,000, (b) Contract to which the Company is a party and which are (i) outstanding Contracts with any of its present or former Representatives other than (x) Contracts involving payments of $10,000 or less which by their terms are cancelable by the Company with notice of not more than sixty (60) days and without cancellation penalties, severance or other termination payments and (y) Contracts which provide for payments based solely on commissions and require no minimum payments which by their terms are cancelable by the Company with notice of not more than sixty (60) days and without cancellation penalties, severance or other termination payments, (ii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar Plan or arrangement of the Company, (c) mortgage, indenture, security agreement, pledge, note, bond, debenture, loan agreement or guaranty relating to the Company, (d) Contract between the Company and its stockholders or between the Company and any Affiliate of the Company, (e) guaranty of any obligation for borrowings or performances, or guaranty or warranty of products or services of any Person, excluding endorsements or guaranties of instruments made in the Ordinary Course of Business in connection with the deposit of items for collection and express product and statutory warranties, (f) Contracts for the purchase of any real estate, machinery, equipment or other capital assets with a purchase price exceeding $50,000, (g) Contract pursuant to which it is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets, or stock of other entities, (h) sales commitment which continues for a period of more than twelve (12) months,
(i) Contract which restricts the Company's ability to do business in any geographic area, with any particular Person, or in any particular line of business or industry and (j) other Contracts to which the Company is a party (other than (i) Governmental Authorizations listed in SCHEDULE 4.11 and (ii) leases of real property listed in SCHEDULE 4.15) with respect to which the aggregate amount reasonably expected to be received or paid by the Company thereunder exceeds $50,000.

          "MATERIALS" shall mean pollutants, contaminants, or chemicals, or industrial, hazardous, or toxic materials, substances or wastes, and includes, without limitation, petroleum products and their constituent parts.

          "MULTIEMPLOYER PLAN" shall have the meaning set forth in ERISA Sections 3(37)(A) and 4001(a)(3).

          "NOTICE OF CLAIM" shall have the meaning set forth in SECTION 9.1.

          "OBJECTION NOTICE" shall have the meaning set forth in SECTION 2.4(b).

          "ORDER" shall mean any award, decision, injunction, judgment, order, decree, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

          "ORDINARY COURSE OF BUSINESS" shall describe any action taken by a Person if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be authorized by the parent company (if any) of such Person.

          "ORGANIZATIONAL DOCUMENTS" shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited or limited liability partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any agreement governing the operation of a trust;
(f) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person; and (g) any amendment to any of the foregoing.

          "OTHER BENEFIT PLANS" shall mean any written or oral plan, contract, or other arrangement of benefit to any group of employees, including without limitation, profit-sharing, deferred compensation, stock purchase, stock option, severance or termination pay, supplemental unemployment benefits or similar arrangement.

          "PARENT" shall mean Perry Judd's Holdings, Inc., a Delaware corporation (formerly known as Perry-Judd's Incorporated) and the sole stockholder of the Seller.

          "PBGC" shall have the meaning set forth in SECTION 4.21(j).

          "PENSION PLAN" shall have the meaning set forth in ERISA Section 3(2)(A).

          "PERSON" shall mean any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

          "PLAN" shall have the meaning set forth in ERISA Section 3(3).

          "POST-CLOSING PARTIAL PERIOD" shall have the meaning set forth in
SECTION 9.7(b).

          "PRE-CLOSING BALANCE SHEET" shall have the meaning set forth in
SECTION 2.3(b).

          "PRE-CLOSING PARTIAL PERIOD" shall have the meaning set forth in
SECTION 9.7(a).

          "PROCEEDING" shall mean any action, arbitration, audit, hearing, proceeding, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal or at law or in equity) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "PROPOSED ACQUISITION" shall have the meaning set forth in SECTION
6.6.

          "PURCHASER" shall have the meaning set forth in the first paragraph of this Agreement.

          "PURCHASER CLOSING DOCUMENTS" shall have the meaning set forth in
SECTION 5.2.

          "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended.

          "RELEASE" shall mean and include any spilling, leaking, pumping, pouring, injecting, emitting, discharging, depositing, escaping, leaching, migrating, dumping or other releasing into the Environment or the workplace, whether intentional or unintentional, including without limitation as defined in any Environmental Law.

          "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

          "SELLER CLOSING DOCUMENTS" shall have the meaning set forth in SECTION 4.4.

          "SELLER'S ACCOUNTANT" shall have the meaning set forth in SECTION 2.4(b).

          "SHARES" shall have the meaning set forth in the Recitals.

          "STRADDLE PERIOD" shall have the meaning set forth in SECTION 9.7(b).

          "TARGET WORKING CAPITAL" shall have the meaning set forth in SECTION 2.3(a).

          "TAX" or "TAXES" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other governmental charge, including without limitation income, estimated income, gross receipts, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, together with any interest, penalties and additions in connection with the foregoing.

          "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

          "THIRD PARTY CLAIM" shall have the meaning set forth in SECTION 9.3.

          "TRUSTEE" shall have the meaning set forth in SECTION 7.12.

          "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act of 1988.

          "WELFARE PLAN" shall have the meaning set forth in ERISA Section 3(1).

                                      ARTICLE II

                              PURCHASE AND SALE OF STOCK

          2.1 TRANSFER OF STOCK. Upon the terms and subject to the conditions set forth herein, on the Closing Date the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares, free and clear of any Encumbrance.

          2.2 CONSIDERATION. Upon the terms and subject to the conditions set forth herein, in consideration for the transfer of the Shares pursuant to
SECTION 2.1 of this Agreement, on the Closing Date the Purchaser shall pay to the Seller the aggregate amount of Thirty Million Five Hundred Thousand Dollars ($30,500,000) in cash (the "INITIAL CASH CONSIDERATION"), subject to the adjustments set forth in SECTION 2.3 and SECTION 2.4 below. On the Closing Date, the Purchaser shall pay to the Seller the aggregate amount of the Initial Cash Consideration increased or decreased, as applicable, by the Estimated Adjustment Amount determined in accordance with SECTION 2.3(b) and subject to further adjustment as set forth in SECTIONS 2.3 and 2.4 below, and paid by wire transfer of immediately available funds to an account designated by the Seller at least two (2) days prior to the Closing. The Initial Cash Consideration, as adjusted pursuant to SECTION 2.3 and SECTION 2.4 below, is referred to herein as the "CONSIDERATION."

          2.3  ADJUSTMENTS TO CONSIDERATION.

          (a) ADJUSTMENT FORMULA. The Initial Cash Consideration shall be subject to adjustment as follows: (i) if (x) the current assets of the Company excluding receivables due from Affiliates and all prepaid expenses in connection with the Acquisition, minus (y) the current liabilities of the Company excluding payables to Affiliates and that portion of funded indebtedness included in current liabilities, determined in accordance with GAAP, subject to normal, recurring year-end adjustments as if the Company's fiscal year-end ended on the Closing Date (as so determined, the "ADJUSTED WORKING CAPITAL") immediately prior to the Closing Date prior to giving effect to the Acquisition, is less than $4,624,000 (the "TARGET WORKING CAPITAL," as set forth on SCHEDULE II attached hereto), the Initial Cash Consideration shall be reduced by an amount equal to such deficiency; (ii) if the Adjusted Working Capital immediately prior to the Closing Date prior to giving effect to the Acquisition is in excess of the Target Working Capital, the Initial Cash Consideration shall be increased by an amount equal to such excess; (iii) the Initial Cash Consideration shall be increased by that amount equal to the aggregate capital expenditures, if any, actually made by the Company during the period from March 31, 1998 through and including the Closing Date, as to those items set forth on
     SCHEDULE III attached hereto (the "CAPITAL EXPENDITURES AMOUNT") and (iv) the Initial Cash Consideration shall be increased by the amounts necessary to reimburse the Seller for the incremental Taxes incurred or to be incurred by the Seller as a result of the Elections made in accordance with
     SECTION 9.7(f) below (the "ELECTIONS AMOUNT"). The amount of such adjustment to the Initial Cash Consideration is hereinafter referred to as the "ADJUSTMENT AMOUNT." By way of illustration, the Adjusted Working Capital of the Company determined in the manner required in this SECTION 2.3(a) based on the Interim Financials, was $4,624,000 as set forth on
     SCHEDULE II attached hereto.

          (b) INTERIM ADJUSTMENT. Not less than five (5) business days prior to the Closing Date, the Company shall deliver to the Purchaser a balance sheet for the Company as of June 30, 1998 (the "PRE-CLOSING BALANCE SHEET"), together with a calculation of the estimated Company Adjustment Amount determined based upon the Pre-Closing Balance Sheet. The Pre-Closing Balance Sheet shall be an unaudited balance sheet prepared by the Company, consistent with the Accounting Principles. The sum of the estimated Company Adjustment Amount and the Interim Elections Amount is the "ESTIMATED ADJUSTMENT AMOUNT".

          (c) FINAL ADJUSTMENT. In the event that there is any difference between the Estimated Adjustment Amount and the Adjustment Amount (as calculated pursuant to SECTION 2.4 below), the amount of such difference shall be paid to the Purchaser in the event that the Adjustment Amount is less than the Estimated Adjustment Amount or by the Purchaser in the event that the Adjustment Amount is more than the Estimated Adjustment Amount. Any amount required to be paid in accordance with this SECTION 2.3(c) shall be paid by certified or bank check or wire transfer to a bank account designated by the other party on or before the fifth business day following the final determination of the Adjustment Amount under SECTION 2.4.

          2.4  POST-CLOSING AUDIT.

          (a) The determination of the Adjustment Amount (other than the Final Elections Amount, the "COMPANY ADJUSTMENT AMOUNT") shall be made in accordance with GAAP, applied consistently with the practices applied in the preparation of the Interim Financials, subject to normal year-end adjustments as if the fiscal year of the Company ended on the Closing Date, prior to giving effect to the Acquisition (the "ACCOUNTING PRINCIPLES").

          (b) The Purchaser will cause the Company to prepare and deliver to the Seller, within ninety (90) calendar days after the Closing Date, a balance sheet of the Company immediately prior to the Closing Date (the "CLOSING BALANCE SHEET"), and the Company's calculation of the Adjusted Working Capital immediately prior to the Closing Date (the "COMPANY'S COMPUTATION"), all as audited by Ernst & Young LLP (the "COMPANY'S ACCOUNTANT") and all as prepared in accordance with the Accounting Principles. The Seller will have sixty (60) days after receipt of the Company's Computation to review and deliver a written notice of objection (the "OBJECTION NOTICE") to the Company. The Objection Notice shall state each item to which the Seller takes exception; PROVIDED, HOWEVER, that the Seller's only bases for such objection shall be (i) that an item has not been prepared in accordance with the Accounting Principles or (ii) a computational error. The Objection Notice shall specify in reasonable detail the nature and amount of any such exception. Any amounts not disputed in the Objection Notice shall be paid promptly in accordance with
     SECTION 2.3(c). In connection with such review, the Seller and Deloitte & Touche LLP (the "SELLER'S ACCOUNTANT") will have the right to review the methods used in the preparation of the Closing Balance Sheet, including the right to review all work papers related to the review by the Company's Accountant, and to confer with the Company and the Company's Accountant.
     If the Seller does not provide an Objection Notice to the Company within such thirty (30) days after receipt of the Closing Balance Sheet and the Company's Computation, the Seller will be deemed to have accepted and agreed to the Company's Computation as the Company Adjustment Amount. If the Seller delivers an Objection Notice to the

     Company within such time period, then within thirty (30) days after the Objection Notice is received by the Company, the Seller and the Purchaser shall (i) meet to consider such objections and may agree to revise the Company's Computation, in which case the amount so agreed will be the Company Adjustment Amount and will be binding on the Seller and the Purchaser, or (ii) specify that an independent firm of public accountants of nationally recognized standing (the "INDEPENDENT ACCOUNTANT") will review the Company's Computation and the Objection Notice and report to the Company and the Seller the Independent Accountant's determination of the Company Adjustment Amount, which determination will be made within thirty
     (30) days after the date that the Independent Accountant receives the Company's Computation and the Objection Notice. Such determination by the Independent Accountant will be final and binding on the Purchaser, the Seller and the Company.

          (c) Prior to the later of (i) ninety (90) calendar days after the Closing Date and (ii) ten (10) calendar days after the final determination of the Company Adjustment Amount (in accordance with SECTION 2.4(b)), the Purchaser shall deliver to the Seller the final calculation of the Elections Amount (the "FINAL ELECTIONS AMOUNT"). The Purchaser's calculation of the Final Elections Amount shall be made by revising
     SCHEDULE IV attached hereto based only on the Closing Balance Sheet and the Company Adjustment Amount, in each case as finally determined under this
     SECTION 2.4. In no event shall the Final Elections Amount be less than Zero Dollars ($0) and in no event shall the Purchaser's calculation of the Final Elections Amount require that the Seller pay to the Purchaser an amount greater than the Interim Elections Amount calculated in accordance with SECTION 2.3(b).

          The Seller may object to the Purchaser's calculation of the Final Elections Amount by delivery of an Objection Notice prepared and delivered in accordance with SECTION 2.4(b) above. The Seller's only bases for objecting to the Purchaser's calculation of the Final Elections Amount shall be (i) that an item has not been included in such calculation consistent with SCHEDULE IV or in accordance with the terms of this Agreement or (ii) a computational error. Any amounts not disputed in the Objection Notice shall be paid promptly in accordance with SECTION 2.3(C). In connection with such review, the Seller and the Seller's Accountant shall have the right to review the methods used in the preparation of the Final Elections Amount. If the Seller does not provide an Objection Notice to the Purchaser within such thirty (30) days after receipt of the Final Elections Amount, the Seller will be deemed to have accepted and agreed to the Final Elections Amount. If the Seller delivers an Objection Notice to the Purchaser within such time period, then within thirty (30) days after the Objection Notice is received by the Purchaser, the Seller and the Purchaser shall (i) meet to consider such objections and may agree to revise the Final Elections Amount, in which case the amount so agreed will be the Final Elections Amount and will be binding on the Seller and the Purchaser, or (ii) specify that an Independent Accountant will review the Final Elections Amount and the Objection Notice and report to the Purchaser and the Seller the Independent Accountant's determination of the Final Elections Amount, which determination will be made within thirty (30) days after the date that the Independent Accountant receives the Final Elections Amount and the Objection Notice. Such determination by the

     Independent Accountant will be final and binding on the Purchaser, the Seller and the Company.

          (d) All of the fees and expenses of the Independent Accountant, if any, shall be paid equally by the Purchaser, on the one hand, and the Seller, on the other hand; PROVIDED, HOWEVER, that, if the Independent Accountant determines that either party's position is totally correct, then the other party shall pay one hundred percent (100%) of the costs and expenses incurred by the Independent Accountant in connection with any such determination.

                                     ARTICLE III

                                       CLOSING

          3.1 CLOSING. Upon the terms and subject to the conditions set forth herein, the closing of the Acquisition (the "CLOSING") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Brobeck, Phleger & Harrison LLP at 1633 Broadway, 47th Floor, New York, New York 10019 unless the parties hereto otherwise agree.

          3.2  DELIVERIES AT CLOSING.

          (a) CONSIDERATION. The Purchaser will deliver to the Seller the Consideration in accordance with the terms of ARTICLE II hereof.

          (b) STOCK CERTIFICATES. At the Closing, the Seller shall deliver to the Purchaser certificates evidencing all of the Shares, free and clear of any Encumbrances, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (c) OTHER DELIVERIES OF THE PURCHASER. In addition to the delivery of the Consideration in accordance with SECTION 3.2(a) hereof, the Purchaser shall have executed (where applicable) and delivered to the Seller (or shall have caused to be executed and delivered by the appropriate Person), the following:

               (i) a copy of the Articles of Incorporation of the Purchaser which is certified as of a recent date by the Secretary of State of the Commonwealth of Pennsylvania;

               (ii) a customary certificate issued by the Secretary of State of the Commonwealth of Pennsylvania certifying to such matters as the due incorporation and good standing of, and payment of all applicable franchise taxes by the Purchaser;

               (iii) a certificate of the Secretary of the Purchaser, certifying that the attached copies of the by-laws of the Purchaser and the resolutions of its board of directors authorizing the execution of this Agreement and the transactions contemplated hereby are true, correct and complete copies and are each in full force and effect and have not been amended or modified, and that the officers of the Purchaser are those persons named in the certificate;

               (iv) a certificate dated as of the Closing Date signed by the president, chief executive officer or senior vice-president of the Purchaser certifying that all of the conditions contained in ARTICLE VIII have been fulfilled prior to or on the Closing Date; and

               (v) such other certificates, documents and agreements in connection with the consummation of the transactions contemplated hereby which are reasonably requested by the Seller, all in form and substance reasonably satisfactory to the Seller.

          (d) OTHER DELIVERIES OF THE SELLER. In addition to those documents and instruments which are required to be delivered to the Purchaser at the Closing pursuant to SECTION 3.2(b) hereof, the Seller shall have executed (where applicable) and delivered to the Purchaser (or shall have caused to be executed and delivered by the appropriate Person), the following:

               (i) a copy of the Certificate of Incorporation or Articles of Incorporation of both the Seller and the Company, each of which is certified as of a recent date by the Secretary of State of the State of Maryland or the State of Delaware, as applicable;

               (ii) customary certificates issued by the Secretary of State of the State of Maryland and the State of Delaware certifying to such matters as the due incorporation and good standing of, and payment of all applicable franchise taxes by each of the Seller and the Company, as applicable;

               (iii) a certificate of the Secretary of each of the Seller and the Company, certifying that the attached copies of the by-laws of the Seller and the Company, respectively, and the resolutions of each of their respective boards of directors authorizing the execution of this Agreement and the transactions contemplated hereby are true, correct and complete copies and are each in full force and effect and have not been amended or modified, and that the officers of the Seller and the Company are those persons named in such certificate;

               (iv) a certificate dated as of the Closing Date signed by the president, chief executive officer or executive vice president of the Seller certifying that all of the conditions contained in ARTICLE VII have been fulfilled prior to or on the Closing Date;

               (v) all corporate record books of the Company, including minutes of all meetings of stockholders, directors and committees of the board of directors, if any, and the stock records of the Company and the resignations of all of the directors and officers of the Company effective as of the date prior to the Closing Date; and

               (vi) such other certificates, documents and agreements in connection with the consummation of the transactions contemplated hereby which are reasonably requested by the Purchaser, all in form and substance reasonably satisfactory to the Purchaser.

               (vii) A certificate of each appropriate Secretary of State certifying the good standing of the Seller and the Company in its state of incorporation and all states in which it is qualified to do business.

          (e) OPINION OF THE PURCHASER'S COUNSEL. At the Closing, the Purchaser shall deliver to the Seller an opinion of Dechert Price & Rhoads, counsel to the Purchaser, dated as of the Closing Date, substantially in the form of EXHIBIT A attached hereto and containing such qualifications, limitations and assumptions as are reasonably acceptable to the Seller.

          (f) OPINION OF THE SELLER'S COUNSEL. At the Closing, the Seller shall deliver to the Purchaser an opinion of Brobeck, Phleger & Harrison LLP, counsel to the Seller and the Company, dated as of the Closing Date, substantially in the form of EXHIBIT B attached hereto and containing such qualifications, limitations and assumptions as are reasonably acceptable to the Purchaser. As to matters of Maryland law, such opinion may rely on an opinion from local counsel.

                                      ARTICLE IV

                          REPRESENTATIONS AND WARRANTIES OF

                              THE COMPANY AND THE SELLER

          The Company and the Seller hereby, jointly and severally, represent and warrant to the Purchaser that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

          4.1  CORPORATE ORGANIZATION AND STANDING.

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to own or lease its properties and to carry on its business as presently conducted. The Seller is duly qualified and in good standing as a foreign corporation duly authorized to conduct business in all jurisdictions in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

          (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all corporate power and authority to own or lease its properties and to carry on its business as presently conducted. The Company has delivered to the Purchaser true, complete and correct copies of its Organizational Documents. The Company is duly qualified and in good standing as a foreign corporation duly authorized to conduct business in all jurisdictions in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. SCHEDULE 4.1(b) accurately sets forth all jurisdictions in which the Company is so qualified.

          4.2  CAPITALIZATION OF THE COMPANY.

          (a) All of the authorized, issued and outstanding capital stock of the Company, and the record and beneficial ownership thereof, is as set forth on SCHEDULE 4.2(a) hereto. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights. No options, warrants, puts, calls, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given. Except as to those Encumbrances set forth on
     SCHEDULE 4.2(a) hereto, all of which will terminate upon transfer of the Shares to the Purchaser, all of the Shares held by the Seller are held free and clear of any Encumbrances.

          (b) There are no preemptive or similar rights, and there are no claims or any basis therefor, in either case whether by contractual agreement, under applicable law or otherwise, on the part of any holder or former holder of any class of securities of the Company in connection with any transactions between the Company and any such holder involving any of the securities of the Company.

          4.3 NO SUBSIDIARIES. The Company does not own, beneficially or of record, any capital stock of any corporation or other business entity nor does the Company own, beneficially or of record, any partnership interests in any general, limited or limited liability partnerships or any units or other membership interests in any limited liability companies.

          4.4 NO CONFLICT. Except as set forth on SCHEDULE 4.4, the execution and delivery of this Agreement and the Seller Closing Documents (as defined in SECTION 4.20) by each of the Seller and the Company, the consummation by the Seller and the Company of the Acquisition in the manner contemplated herein and compliance by the Seller and the Company with any of the provisions hereof, will not (a) conflict with or result in any violation of or default under any provision of the respective Organizational Documents of the Seller and the Company or any resolution adopted by their respective boards of directors or shareholders, (b) result in a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any Material Contract, except for such breaches or defaults or rights of termination, cancellation or acceleration as to which requisite waivers or Consents listed on SCHEDULE 4.4 have been obtained or will be obtained prior to the Closing Date or which could not reasonably be expected to have a Material Adverse Effect, (c) violate any Order or Legal Requirement applicable to either the Seller or the Company, or any of the businesses, properties or assets of either the Seller or the Company or (d) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge, the Acquisition or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company, may be subject.

          4.5  FINANCIAL INFORMATION.

          (a) The Company has delivered to the Purchaser the unaudited balance sheet of the Company as of December 31, 1997 and the related statement of income and statement of cash flows for the year then ended (the "FINANCIAL STATEMENTS"). The Financial Statements are included as SCHEDULE 4.5(a) hereto. The Financial Statements present fairly the financial condition of the Company at the date indicated and the results of its operations for the period indicated, subject, however, to normal, recurring year-end adjustments consistent with past practices (which will not be material in the aggregate); PROVIDED, HOWEVER, that the Financial Statements omit footnotes required under GAAP.

          (b) The Company has delivered to the Purchaser the balance sheet of the Company as of March 31, 1998 (the "INTERIM BALANCE SHEET"), and the related statement of income for the period then ended, examined and reported upon by Deloitte & Touche LLP ("INTERIM FINANCIALS"). The Interim Financials are included as SCHEDULE 4.5(b) hereto. The Interim Financials have been prepared in accordance with GAAP and present fairly the financial condition of the Company at the date indicated and the results of its operations for the period indicated.

          4.6  UNDISCLOSED LIABILITIES.  The Company has no Liabilities except
(i) as set forth in SCHEDULE 4.6 or on any other Schedule hereto, or reflected or reserved against in either the Interim Financials (or the notes thereto) or the Interim Balance Sheet; and (ii) for current Liabilities incurred in the Ordinary Course of Business since the date of the Interim Financials.

          4.7 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 4.7, the accounts receivable and all other receivables shown on the Interim Financials and the Interim Balance Sheet and all receivables acquired or generated by the Company since March 31, 1998 (in each case subject to reserves for non-collectibility as reflected on the Interim Financials, the Interim Balance Sheet or as adjusted, in the Ordinary Course of Business of the Company for operations and transactions through the Closing Date) ("ACCOUNTS RECEIVABLE"),
(a) are reflected properly on the books and Interim Financials of the Company, and (b) are valid receivables subject, to the Knowledge of either the Company or the Seller, to no set-offs or counterclaims. The reserves for non-collectibility referenced above have been reflected on the Interim Financials or the Interim Balance Sheet in accordance with GAAP. The Company has provided the Purchaser with a true, complete and correct schedule of the names of the twenty (20) largest customers of the Company in terms of sales volume, for the year to date period ended April 30, 1998.

          4.8 INVENTORY. Except as set forth on SCHEDULE 4.8, the inventories reported on the Interim Financials and the Interim Balance Sheet are stated at the lower of cost (first in, first out method) or market in accordance with GAAP. Except as set forth in SCHEDULE 4.8, all inventories used in or relating to the conduct of the business of the Company are usable or saleable in the Ordinary Course of Business (subject to reserves for obsolescence as reflected on the Interim Financials of the Company and as adjusted, in the Ordinary Course of Business, for operations and transactions through the Closing Date) and are owned by the Company free and clear of any Encumbrance. Such reserves have been reflected on the books and Interim Financials of the Company in accordance with GAAP.

          4.9 INSURANCE. SCHEDULE 4.9 hereto completely and accurately lists all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company, or its properties, assets and operations, or any of its directors, officers, agents or employees. No notice of termination or cancellation of any such policy has been received by the Company, all such policies are in full force and effect and, with respect to all such policies, all premiums currently payable or previously due have been paid. Except as set forth on SCHEDULE 4.9, none of such policies contains any provision that would permit the termination, limitation, lapse, exclusion or change in the terms of coverage (including, without limitation, a change in the limits of liability) by reason of the execution and delivery of this Agreement or the consummation of the Acquisition. Complete and accurate copies of all such policies and related documentation have been provided to the Purchaser.

          4.10 LITIGATION. Except as set forth on SCHEDULE 4.10 hereto, the Company has not received written notice of any Proceeding, pending or threatened against, or affecting the properties, assets or operations of the Company that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company or that questions the validity of this Agreement or of any action taken or to be taken in connection herewith or the consummation of the Acquisition. There are no Orders currently in force (a) which could reasonably be expected, either individually or in the aggregate, (i) to result in any material liability on the part of the Company or (ii) to have a Material Adverse Effect on the Company; or (b) with respect to which the Company is in default.

          4.11 GOVERNMENTAL AUTHORIZATIONS; COMPLIANCE WITH LAWS. The Company owns, holds or possesses in its own name, all Governmental Authorizations (other than those the absence of which could not reasonably be expected to have a Material Adverse Effect) which are necessary to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. All such Governmental Authorizations, and the relevant issuing agency, are listed on
SCHEDULE 4.11 hereto. Each Governmental Authorization listed on SCHEDULE 4.11 is valid, subsisting and in full force and effect and, to the best of the Company's or the Seller's Knowledge, no suspension or cancellation of any such Governmental Authorization is pending or threatened and there is no basis for believing that any such Governmental Authorization subject to renewal will not be renewed upon expiration.

          Except as set forth on SCHEDULE 4.11 hereto, the Company is not in violation of or default under any Governmental Authorization, any Legal Requirement applicable to it, which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

          4.12 TAX MATTERS. The Company has filed all Tax Returns required to be filed and will have filed prior to the Closing Date all Tax Returns required to have been filed by it on or before the Closing Date, and each such return is or will be true, correct and complete in all material respects. The Company has paid all Taxes when required to be paid. The reserves for Taxes reflected in the Interim Financials and the Interim Balance Sheet are sufficient for the payment of all unpaid Taxes (whether or not currently disputed) accrued through the date thereof and nothing has occurred subsequent to such dates to make any of such reserves inadequate.

Except as set forth on SCHEDULE 4.12 hereto, the Company has not received written notice that the Internal Revenue Service or any other taxing authority has asserted against the Company any deficiency or claim for additional Taxes which has not been fully paid or finally settled, and any such deficiency or assessment shown on such SCHEDULE 4.12 is being contested in good faith through appropriate proceedings. No issue has been raised in writing by any federal, state, local or foreign taxing authority in any examination of the Company which, by application of the same or similar principles to similar transactions by the Company could reasonably be expected to result in a proposed deficiency for any period. To the best of the Company's Knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any Liability for Taxes with respect to the periods prior to the Closing Date which have not been audited by any taxing authority. No power of attorney has been executed by the Company with respect to any matter relating to Taxes which is currently in force. The Company is not a party to any Contract or other arrangement that would result, separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENTS" within the meaning of IRC Section 280G. The Company has not filed (nor will it file prior to the Closing Date) a consent pursuant to IRC Section 341(f) and the Company has not agreed to have IRC
Section 341(f) apply to any disposition of a subsection (f) asset (as such term is defined in IRC Section 341(f)(4)) owned by the Company. Except as set forth on SCHEDULE 4.12, the Company has not granted or requested, as the case may be, any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or filing of, any Tax. Except as disclosed on
SCHEDULE 4.12, no Tax Return of the Company or of any consolidated, combined, or unitary group that includes the Company is currently the subject of examination by a taxing authority and the Company has not received notice from any taxing authority of its intent to conduct such an examination. No claim has been made by a taxing authority in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. Except as disclosed on SCHEDULE 4.12, the Company has never (a) joined in or been required to join in the filing of a consolidated, combined or unitary federal, state, or local income Tax Return or (b) been the subject of a closing agreement or ruling with respect to Taxes that has continuing effect. Neither the Company nor the Seller is a foreign person within the meaning of IRC Section 1445 and the regulations promulgated thereunder. The Company does not own an interest in any entity characterized as a partnership for federal income tax purposes. True copies of the pro forma consolidating federal income Tax Returns and state income Tax Returns of the Company for the taxable years ended December 31, 1992 through December 31, 1996 have been delivered to the Purchaser.

          4.13 BROKERS; FINDERS. Except as set forth on SCHEDULE 4.13, the fees of which shall be the sole responsibility of the Seller, neither the Seller nor the Company has retained any broker or finder in connection with this Agreement or the Acquisition so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation.

          4.14 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 4.14, (a) since March 31, 1998, no event, occurrence or development has occurred with respect to the Company which has had, or could reasonably be expected to have, a Material Adverse Effect or (b) since the date of the Interim Balance Sheet, the Company has not taken any action which would violate SECTION 6.2 hereof.

          4.15 PROPERTIES AND ASSETS. SCHEDULE 4.15 hereto sets forth a complete and correct list of (a) all real property owned by the Company, (b) any lease pursuant to which the Company is the lessee of real property and (c) each item of tangible personal property used in or relating to the conduct of the business of the Company that has been capitalized for accounting purposes. The Company has (a) good and valid title to all of its personal assets and property, including, without limitation, all those listed on SCHEDULE 4.15, reflected in the Interim Financials or acquired after the date of the Interim Balance Sheet (except for inventories and other assets sold or otherwise disposed of in the Ordinary Course of Business since such date), and (b) good and marketable title to all the real property listed in SCHEDULE 4.15 as owned by it, and valid leasehold interests in all real properties listed in SCHEDULE 4.15 as leased by it, in each case free and clear of all Encumbrances other than (i) those reflected in the Interim Financials or listed in SCHEDULE 4.15 and (ii) those which do not, individually or in the aggregate, (x) materially interfere with the operation of its business as presently conducted or (y) otherwise have, or could reasonably be expected to have, a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all real property leases under which it operates. The Company has not received written notice that the ownership or lease of real property by the Company and the use thereof, as presently used by the Company, violates any local zoning or similar land use laws or governmental regulations. The Company has not received written notice of violation of or noncompliance with any covenant, condition, restriction, order or easement affecting the real property owned or leased by the Company. The Company has not received written notice of condemnation or threatened condemnation affecting the real property owned or leased by it. The Company has made available to the Purchaser complete and correct copies of the lease agreements referred to in SCHEDULE 4.15. The personal property, equipment, plants, buildings, structures, facilities and all other assets and properties that will be owned or leased by the Company after the Closing Date will include all personal property, equipment, plants, buildings, structures, facilities and all other assets and properties necessary to permit the Company to conduct its business as presently conducted, except for such changes as are permitted by
SECTION 6.2.

          4.16 MATERIAL CONTRACTS. SCHEDULE 4.16 hereto lists all of the Material Contracts to which the Company is a party, or by which it is bound.
The Company has made available to the Purchaser true, complete and correct copies of all Material Contracts. Neither the Company nor, to the Knowledge of the Company or the Seller, any other Person is in default under any Material Contract which default has had, or could reasonably be expected to have individually or in connection with any other such default, a Material Adverse Effect on the Company. To the Company's and the Seller's Knowledge, there is no basis for any default or claim under any Material Contract that could reasonably be expected to have, individually or in connection with any other such default, a Material Adverse Effect on the Company, or event which, with the giving of notice, the passage of time, or otherwise could reasonably be expected, individually or in connection with any other such default, to have a Material Adverse Effect on the Company.

          4.17 INTELLECTUAL PROPERTY RIGHTS.

          (a) There are no trade names, trademarks, patents, copyrights, service marks, patent applications or patent licenses owned by or registered in the name of the Company or necessary to the business of the Company other than those listed in SCHEDULE 4.17(a) hereto, which also lists (i) the federal or foreign registration (or application) number and the date of registration (or application) concerning registrations of any such trade names, trademarks, copyrights, patents and any other registered trade right, and any and all applications for any of the foregoing. The Company has delivered to the Purchaser true, correct and complete copies of all registrations, applications and related documents set forth on SCHEDULE 4.17(a)

          (b) SCHEDULE 4.17(b) (i) lists all material intellectual property rights owned by any third party which are not generally commercially available and are currently used by the Company in the conduct of its business and (ii) states whether such use is or will be pursuant to license, sublicense, agreement or permission. The Company has delivered to the Purchaser true and complete copies of all agreements and other documents relating to the intellectual property rights set forth on
     SCHEDULE 4.17(b).

          (c) The Company owns or possesses adequate and enforceable licenses or other rights to use (i) all intellectual property rights listed on SCHEDULES 4.17(a) and 4.17(b), (ii) all computer software used by the Company in the conduct of its business and (iii) all other trade names, trademarks, patents, copyrights, service marks, all applications for any of the foregoing, and all other trade secrets, designs, plans, specifications and other intellectual property rights of every kind (whether or not registered) that are used in, possessed by or necessary for the conduct of its business (all of the items referred to in this SECTION 4.17(c) being the "INTELLECTUAL PROPERTY").

          (d) Entry into this Agreement and consummation of the Acquisition will not impair the Company's ownership or use of the Intellectual Property. No Person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Company other than as set forth on
     SCHEDULE 4.17(b) hereto. The Company has not granted any license, sublicense or other similar agreement relating in whole or in part to any Intellectual Property other than as set forth on SCHEDULE 4.17(b) hereto. The Company has not received written notice that the Company's use of any item of Intellectual Property is interfering with, infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property, and no written notice has been received by the Company alleging that the use or proposed use of any item of Intellectual Property by the Company infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property and, to the Knowledge of the Company and the Seller, no Proceedings have been instituted or threatened against the Company alleging any such claim. The Company and the Seller have no Knowledge of any infringement, interference or other violation by any third person of the Company's rights in and to any of the Intellectual Property.

          4.18 LABOR MATTERS.  Except as set forth on SCHEDULE 4.18, there are
(a) not in existence or threatened any labor strikes, disputes, slowdowns, lockouts or work stoppages by employees of the Company, and during the past five
(5) years there has not been any such action in existence or, to the Knowledge of the Company and the Seller, threatened, (b) no collective bargaining agreements to which the Company is a party, nor any other Contract or work rules or practices agreed to, with any labor organization or employee association, (c) no grievance or arbitration Proceedings arising out of any arrangements, formal or informal, to which the Company is a party relating to employment policies, (d) no unfair labor practice charges or complaints against the Company pending or threatened, before the National Labor Relations Board or any similar Governmental Body, (e) no charges with respect to or relating to the Company pending or threatened before the Equal Employment Opportunity Commission or any other Governmental Body responsible for the prevention of unlawful employment practices, (f) no representation of the employees of the Company by any labor organization, and to the Knowledge of the Company and the Seller, no union organizing activities among such employees nor, to the Company's and the Seller's Knowledge, any question concerning such representation concerning such employees, (g) no notices received by the Company of the intent of any Governmental Body responsible for the enforcement of any labor or employment laws to conduct an investigation with respect to or relating to the Company, nor, to the Company's and the Seller's Knowledge, is any such investigation in progress, (h) no written personnel policies, rules or procedures applicable to any employees of the Company, except as set forth in employee handbooks, true, correct and complete copies of which have been provided to the Purchaser, nor any representation regarding longevity of employment to any such employee, or (i) no instances of noncompliance by the Company with any applicable Legal Requirement respecting employment or employment practices, terms and conditions of employment, wages, hours of work and, to the Company's and the Seller's Knowledge, occupational safety and health, except where such noncompliance would not individually or in the aggregate have, or could not reasonably be expected to have, a Material Adverse Effect. Since the enactment of the WARN Act, the Company has not effectuated or experienced (x) a "PLANT CLOSING" (as defined in the WARN Act) affecting any site of employment or one (1) or more facilities or operating units within any site of employment or facility used by the Company or
(y) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility used by the Company, nor has the Company been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law.

          4.19 NO CONSENT. Other than as set forth on SCHEDULE 4.19 hereto, and other than compliance with the applicable requirements of the HSR Act, no Consent of any Person is required to be obtained nor notification given by the Company in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Acquisition, or the performance by the Company of any of the provisions hereof, other than any Consent where the failure of the Company to obtain such Consent, either in any case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          4.20 AUTHORIZATION. Each of the Seller and the Company has all requisite corporate power and authority to executive, deliver and perform this Agreement and the other Acquisition Documents to which the Company or the Seller is a party (the "SELLER CLOSING DOCUMENTS") and to consummate the Acquisition, and each of this Agreement and the Seller Closing Documents has been duly executed and delivered by each of the Seller and the Company pursuant to all necessary corporate authorization and is the legal, valid and binding obligation of the Seller and the Company, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies (whether raised in a Proceeding at law or in equity), or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          4.21 COMPLIANCE WITH ERISA.

          (a) The only employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), welfare benefit plans (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plans presently maintained by, or contributed to by the Company or any other employer (an "ERISA AFFILIATE") that is, or at any relevant time was, together with the Company, treated as a "SINGLE EMPLOYER" under IRC Section 414(b), 414(c) or 414(m), for the benefit of employees or former employees of the Company, other than a multiemployer plan as defined in Section 3(37) of ERISA, are those listed in SCHEDULE 4.21 (the "BENEFIT PLANS"), a true and complete copy of each of which, and, where applicable, a copy of the most recent IRS Determination Letter received, and the three most recent IRS Forms 5500 filed, with respect to each such Benefit Plan, has been furnished to Purchaser.

          (b) To the best of the Company's Knowledge or any ERISA Affiliate's Knowledge, the Company and, with respect to the Benefit Plans each ERISA Affiliate, and each of the Benefit Plans, are in compliance in all material respects with the applicable provisions of ERISA, and those IRC provisions applicable to the Benefit Plans.

          (c) Except as may be disclosed in SCHEDULE 4.21, all contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or IRC Section 412, have been timely made. All such contributions to the Benefit Plans, and all payments under the Benefit Plans, except those to be made from a trust qualified under IRC Section 401(a), for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Balance Sheet or are disclosed on SCHEDULE 4.21. No asset of the Company or any ERISA Affiliate, is subject to any lien under Code Section 401 (a)(29), ERISA
     Section 302(f) or Code Section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b).

          (d) Except as indicated on SCHEDULE 4.21, all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed.

          (e) The Company and each ERISA Affiliate have complied with the notice and continuation coverage requirements of IRC Section 4980B and the regulations thereunder with respect to each Benefit Plan that is, or was during any taxable year of the Company or any ERISA Affiliate for which the statute of limitations on the assessment of federal income taxes remains open, by consent or otherwise, a group health plan within the meaning of IRC Section 5000(b)(1).

          (f) Except as indicated on SCHEDULE 4.21, all of the Benefit Plans which are pension benefit plans have received determination letters from the Internal Revenue Service ("IRS") to the effect that such plans are qualified and exempt from federal income taxes under IRC Sections 401(a) and 501(a), respectively, of , as amended through December 31, 1994, and no determination letter with respect to any Benefit Plan has been revoked nor has the Company or any ERISA Affiliate received notice of threatened revocation, nor has any Benefit Plan been amended in a manner that would require security to be provided in accordance with IRC Section 401 (a)(29).

          (g) To the best of the Company's Knowledge or any ERISA Affiliate's Knowledge, each of the Benefit Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the IRC, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

          (h) To the best of the Company's Knowledge or any ERISA Affiliate's Knowledge, except as indicated on SCHEDULE 4.21, there are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the best of the Company's or any ERISA Affiliate's knowledge are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

          (i) To the best of the Company's Knowledge or any ERISA Affiliate's Knowledge, neither the Benefit Plans, the Company, any ERISA Affiliate, nor any employee of the foregoing, any trusts created thereunder, nor any trustee, administrator or other fiduciary thereof, has engaged in a "PROHIBITED TRANSACTION" (as such term is defined in IRC Section 4975 or Section 406 of ERISA) which could subject any thereof to the tax or penalty on prohibited transactions imposed by such Section 4975 or the sanctions imposed under Title 1 of ERISA. Except as indicated on SCHEDULE 4.21, neither the Benefit Plans nor any such trust has been terminated nor have there been any "REPORTABLE EVENTS" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof.

          (j) Neither the Company nor any ERISA Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Benefit Plan subject to Title IV of ERISA, other than for the payment of premiums, all of which have been paid when due. No Benefit Plan has applied for or received a waiver of the minimum funding standards imposed by IRC Section 412. The Company has furnished to Purchaser the most recent actuarial report with respect to each Benefit Plan that is a defined benefit pension plan, as defined by Section 3(35) of ERISA. The information supplied to the actuary by the Company and its ERISA Affiliates for use in preparing those reports was complete and accurate and neither the Company nor any ERISA Affiliate has any reason to believe that the conclusions expressed in those reports are incorrect. No event has occurred since the date of any such actuarial report that had, or is likely to have, a materially adverse effect on the ratio of plan assets to the actuarial present value of plan obligations for accumulated benefits shown in such report.

          (k) Set forth on SCHEDULE 4.21 are the unfunded liabilities and projected costs, as of the date of this Agreement, of each of the Benefit Plans that either will require payment by the Company or any ERISA Affiliate as a result of the transactions contemplated by this Agreement or that are to be continued by the Purchaser pursuant to any provision of this Agreement for the period of such continuation. Unfunded liabilities include, but are not limited to, (1) the excess of the liabilities, determined using the accumulated benefit obligation methodology of Statement of Financial Accounting Standards No. 87, of any Benefit Plan subject to Title IV of ERISA over the fair market value of such Benefit Plan's assets, (2) the amount of any unfunded deferred compensation and (3) the actuarially determined present value of any obligation to provide retiree medical or life insurance benefits. For the purposes of this
     SECTION 4.21 unfunded liabilities and projected costs have been determined by the Company and its actuaries using actuarial methods and assumptions that are, singly and in the aggregate, reasonable taking into account circumstances known to them on the date of this Agreement, and, except as adjusted to satisfy the requirements that such assumptions be reasonable, consistent with prior practice.

          (l) At no time since January 1, 1992 has (i) the Company or (ii) any ERISA Affiliate, incurred any liability which could subject the Purchaser to material liability under Section 4062, 4063 or 4064 of ERISA.

          (m) Except as indicated on SCHEDULE 4.21, at no time since December 31, 1991, has the Company or any ERISA Affiliate been required to contribute to, or incurred any withdrawal liability, within the meaning of
     Section 4201 of ERISA, to any multiemployer pension plan, within the meaning of Section 3(37) of ERISA nor does the Company or any ERISA Affiliate have any potential withdrawal liability arising from a transaction described in Section 4204 of ERISA. All required contributions, withdrawal liability payments or other payments of any type that the Company or any ERISA Affiliate have been obligated to make to any multiemployer plan have been duly and timely made. Any withdrawal liability incurred with respect to any multiemployer plan has been fully paid as of the date hereof. Neither the Company nor any ERISA Affiliate has undertaken any course of action that could reasonably be expected to lead to a complete or partial withdrawal from any multiemployer plan. Set forth next to each multiemployer plan listed on SCHEDULE 4.21 which is to be assumed by Purchaser is the amount of the withdrawal liability that would be incurred by the Company or any ERISA Affiliate with respect to such plan, under Section 4201 of ERISA, if the Company or any ERISA Affiliate were to completely withdraw from such multiemployer plan on the date hereof.

          (n) Neither the Company nor any ERISA Affiliate has incurred or is reasonably likely to incur any liability with respect to any plan or arrangement that would be included within the definition of "Benefit Plan" hereunder but for the fact that such plan or arrangement was terminated before the date of this Agreement.

          (o) Except as listed on SCHEDULE 4.21, no payment which is or may be made by from or with respect to any Benefit Plan, to any employee, former employee, director or agent of the Company or any ERISA Affiliate, either alone or in conjunction with any other payment, will or could properly be characterized as an excess parachute payment under IRC Section 280G.

          (p) There are no material pension, welfare, bonus, stock-purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, or other material employee fringe benefit plan presently maintained by, or contributed to by the Company, or any ERISA Affiliate for the benefit of any employee of the Company or any ERISA Affiliate, including any such plan required to be maintained or contributed to by the law of the relevant jurisdiction, which would be described in (a) above, but for the fact that such plans are maintained outside the jurisdiction of the United States.

          4.22 ENVIRONMENTAL MATTERS.

          (a) Except as set forth in SCHEDULE 4.22, the Company and the properties and assets used in its business are in compliance with all applicable Environmental Laws and, to the Knowledge of the Company, there are no circumstances which may materially prevent or interfere with compliance in the future. Except as set forth or referred to in SCHEDULE 4.22, in the last five (5) years, the Company has not received any communication (whether written or, to the Knowledge of the Company, oral), whether from a Governmental Body, citizen group, employee or otherwise, that alleges that the Company or any of the properties or assets used in its business is not in full compliance with Environmental Laws. The Company holds all Environmental Permits necessary for the conduct of the business and operations as currently conducted prior to the Closing Date. The Company has made available to the Purchaser the Environmental Permits, or copies thereof. Except as set forth on SCHEDULE 4.22, the Company is, and has been for the previous five (5) years, in compliance with all Environmental Permits except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect. The Company has not been notified by any relevant Governmental Body that any Environmental Permit will be modified, suspended or revoked or cannot be renewed in the Ordinary Course of Business.

          (b) Except as set forth on SCHEDULE 4.22, there is no Environmental Notice that is pending or, to the Knowledge of the Company, threatened against the Company. The Company has not received any written notice (nor to its Knowledge, any oral notice) with respect to any Environmental Notice pending or threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed, in whole or in part, to the Company.

          (c) Except as set forth on SCHEDULE 4.22, there are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use by the Company of any property currently or, formerly owned, operated or used by the Company (or, to the Knowledge of the Company, any entity formerly an affiliate of the Company), including, without limitation, the Release of any Material into the Environment, that have formed or could reasonably be expected to form the basis of any Environmental Notice against or with respect to the Company.

          (d) Except as set forth on SCHEDULE 4.22, to the Knowledge of the Company, there have been no suspected or acknowledged Releases of Materials at, from or onto any property adjacent to any property currently or formerly owned, operated or used by the Company (or, to the Knowledge of the Company, any entity formerly an affiliate of the Company).

          (e) Without in any way limiting the generality of the foregoing, to the Knowledge of the Company, (i) all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or used by the Company are identified in SCHEDULE 4.22, (ii) except as provided in SCHEDULE 4.22, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased or used by the Company, (iii) except as provided in SCHEDULE 4.22, no polychlorinated biphenyls are used or stored on any property owned, leased or used by the Company, and (iv) all locations currently or formerly owned, leased or used by the Company (or any former affiliate of the Company) at which any Material generated, used, owned or controlled by the Company or any former Affiliate of the Company (or by any previous owner or operator) may have been Released into the Environment are identified and described in SCHEDULE 4.22.

          (f) The Company has provided to the Purchaser all environmental audits, assessments, inspections, or occupational health studies of which the Company has Knowledge relating to the properties and assets used in the business or the conduct of the business undertaken by, or at the direction of, any Governmental Body, the Company, any predecessor-in-interest or any prior potential purchaser.

          4.23 BOOKS AND RECORDS. The minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the stockholders of the Company, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting, except for those occurring before March 26, 1976.

          4.24 DISCLOSURE. No representation or warranty of the Seller or the Company contained in this Agreement and no written statement contained in any Schedule, Exhibit or certificate, instrument and other writings furnished or delivered or to be furnished or delivered by the Company or the Seller, or any Affiliate or Representative of the Company or the Seller pursuant hereto or in connection with the Acquisition contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading.

          4.25 SCHEDULE IV. SCHEDULE IV presents fairly in all material respects the calculation of the Interim Elections Amount as of March 31, 1998.

                                      ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller as follows:

          5.1 ORGANIZATION OF THE PURCHASER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all corporate power and authority to own or lease its properties and to carry on its business as presently conducted.

          5.2  AUTHORIZATION; NO CONFLICT.

          (a) This Agreement and the other Acquisition Documents to which the Purchaser is a party (the "PURCHASER CLOSING DOCUMENTS") have been duly executed and delivered by the Purchaser and constitute the legal, valid, and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, in each case except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, whether raised in a Proceeding at law or in equity, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally. The Purchaser has all requisite power and authority to execute and deliver this Agreement and the Purchaser Closing Documents and to perform its obligations under this Agreement and the Purchaser Closing Documents.

          (b) Except as set forth in SCHEDULE 5.2, neither the execution and delivery of this Agreement and the Purchaser Closing Documents nor the consummation or performance of the Acquisition will, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of the Purchaser or (B) any resolution adopted by the board of directors or the shareholders of the Purchaser;

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to enjoin, the Acquisition or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Purchaser or any of the assets owned or used by the Purchaser, may be subject; or

               (iii) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract to which the Purchaser is a party or by which the Purchaser may be bound;

except in the case of each of clauses (ii) and (iii) above, for such contraventions, conflicts, violations or breaches which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Purchaser.

          Except as set forth in SCHEDULE 5.2 and pursuant to any provision of the HSR Act, the Purchaser is not, or will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Acquisition.

          5.3 PROCEEDINGS. There is no pending Proceeding that has been commenced against the Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise impeding, the Acquisition. To the Purchaser's Knowledge, no such Proceeding has been threatened.

          5.4 INVESTMENT. The Purchaser is acquiring the Shares for its own account for investment, without a view to their distribution.

          5.5 BROKERS OR FINDERS. The Purchaser and its officers and agents have not retained any broker or finder in connection with this Agreement or the Acquisition so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation and the Purchaser will indemnify and hold the Seller and the Company harmless from any such payment alleged to be due by or through the Purchaser as a result of the action of the Purchaser or its officers or agents.

                                      ARTICLE VI

                 ACTIONS OF THE SELLER, THE COMPANY AND THE PURCHASER

                           BEFORE AND AFTER THE CLOSING DATE

          Each of the Seller, the Company and the Purchaser covenant and agree with each other as follows:

          6.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing, the Seller and the Company will (a) afford the Purchaser and its Representatives reasonable access, with prior notice to the Seller and the Company, to the Company's personnel, properties, Contracts, books and records and other documents and data, (b) furnish the Purchaser with copies of all such Contracts, books and records and other existing documents and data as it may reasonably request and (c) furnish the Purchaser with such additional financial, operating and other data and information as it may reasonably request; PROVIDED, HOWEVER, that (i) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the Company; (ii) contacts with any customer, agent, sales representative organization or supplier of the Company shall be made upon a schedule mutually agreed upon by the Purchaser and the Seller; and (iii) no contact shall be made with any employee of the

Company (other than Patricia Fallon, Kris Koch and Pamela Faries) without the prior approval of the Seller, which approval shall not be unreasonably withheld, conditioned or delayed.

          6.2  CONDUCT OF BUSINESS.

          (a) From the date hereof to the Closing, the Company will (i) conduct its operations and business only in the Ordinary Course of Business, (ii) maintain and keep its properties and equipment in good repair, working order and condition, except for ordinary wear and tear, (iii) keep in full force and effect all insurance now maintained, (iv) perform in all material respects all of its obligations under all Material Contracts and other commitments applicable to its business, (v) use commercially reasonable efforts to maintain and preserve all material Intellectual Property, (vi) use commercially reasonable efforts to maintain and preserve its business organization intact, retain its present employees so that they may be available after the Closing, and maintain its relationships with suppliers and customers so that they may be preserved after the Closing, (vii) maintain its books of account and records in the usual and regular manner,
     (viii) comply in all material respects with all laws and regulations applicable to it and to the conduct of its business, and (ix) promptly advise the Purchaser in writing of any event or development that has, or could reasonably be expected to have, a Material Adverse Effect, including without limitation any damage, destruction or loss of any property or assets (whether or not covered by insurance) and any breach, default, termination, or nay notice thereof, under any Material Contract.

          (b) In addition, from and after the date hereof, the Company shall not, without the prior written consent of the Purchaser, (i) issue, sell or deliver, or agree to issue, sell or deliver any additional shares of its capital stock or any options, warrants, puts, calls or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock, (ii) mortgage, pledge or subject to any Encumbrance, its assets, tangible or intangible, other than in the Ordinary Course of Business, (iii) dispose of any assets or properties having a fair market value, individually or in the aggregate, in excess of $50,000, or enter into any agreement or other arrangements for any such disposition, other than in the Ordinary Course of Business, (iv) declare, make, pay or set apart any sum for any dividend or other distribution to its stockholders or purchase or redeem any shares of its capital stock or any option, warrant, put, call or right to purchase any of its capital stock, or reclassify its capital stock, (v) increase the wages, salaries, compensation, pension or other benefits payable to any employee or grant any severance or termination pay (except such as shall have occurred in the Ordinary Course of Business including normal period performance review and related compensation and benefit increases), or enter into any employment agreement with any officer or salaried employee which is not terminable by the employer, without cause and without penalty, upon notice of thirty (30) days or less, (vi) forgive or cancel any debts or claims or waive, amend, cancel or terminate any rights of material value, (vii) incur any material Liability, except in the Ordinary Course of Business, (viii) amend its Organizational Documents, (ix) merge or consolidate with or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any business or any business organization or division thereof or (x) amend or modify any agreement, understanding, arrangement or policy respecting indemnification of its directors or officers.

          6.3 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, each party will make all filings required by Legal Requirements to be made by it in order to consummate the Acquisition (including all filings under the HSR Act, if any). Between the date of this Agreement and the Closing, the parties will (a) cooperate with respect to all filings that they may elect to make or may be required by Legal Requirements to make in connection with the Acquisition and (b) cooperate in obtaining all Consents identified in SCHEDULES
4.19 or 5.2 (including taking all actions reasonably requested to cause early termination of any applicable waiting period under the HSR Act).

          6.4 NOTIFICATION. Between the date of this Agreement and the Closing, each party to this Agreement will promptly notify each other party hereto in writing if such party becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation or warranty. Should any such fact or condition require any change in the Disclosure Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, the discovering party will promptly deliver to each other party a supplement to the Disclosure Schedules specifying such change; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a representation or warranty. During the same period, each party to this Agreement will promptly notify each other party hereto of the occurrence of any breach of any covenant or agreement by such party in this ARTICLE VI or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLES VII and VIII impossible or unlikely; PROVIDED, HOWEVER, that such disclosure shall not be deemed to cure any breach of a covenant or agreement or to satisfy a condition. To the extent that a party to this Agreement has knowledge of such matters, such party shall promptly notify each other party hereto of any default, the threat or commencement of any Proceeding or any development that occurs before the Closing that could in any way have a Material Adverse Effect.

          6.5 NO NEGOTIATION. Unless this Agreement is earlier terminated pursuant to ARTICLE X, until the later of (i) August 31, 1998 and (ii) thirty
(30) days from the date hereof, neither the Company nor the Seller nor any of their respective Affiliates or Representatives will directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Purchaser) nor enter into any arrangement, agreement, understanding or contract relating to any transaction involving the sale of all or a substantial portion of the business or assets of the Company or any of its capital stock or any merger, consolidation, business combination or similar transaction involving the Company (each such transaction referred to herein as a "PROPOSED ACQUISITION"). The Company and the Seller will immediately notify the Purchaser if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition and notify the Purchaser of the terms of any proposal which it or its Representatives may receive in respect of any such Proposed Acquisition, including without limitation the identity of the prospective purchaser or soliciting party. The Company and the Seller shall also provide the Purchaser with a copy of any written offer.

          6.6 BEST EFFORTS. Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its Best Efforts to cause the conditions in ARTICLES VII and VIII to be satisfied.

          6.7  EMPLOYEE BENEFITS.

          (a) The Purchaser shall (i) give each employee of the Company credit for all past service for all purposes (including for purposes of determining eligibility, vesting, computation of benefits and any applicable waiting and entitlement periods) and (ii) waive any pre-existing condition restricting benefits in connection with its employee benefit plans to the same extent as if such employees had been employees of the Purchaser during the times of their respective employment by the Company.

          (b) Effective as of the Closing Date, the Company shall cease to be a participating employer in any Benefit Plans maintained by the Seller.

          (c) PENSION BENEFIT PLANS. Effective as of the Closing Date, the Seller shall assume all liability and responsibility with respect to any defined benefit pension plan as defined in ERISA Section 3(35) maintained by the Seller or by the Company through the Closing Date.

          6.8 TERMINATION OF SECURITY INTERESTS. The Company shall take all reasonable action necessary to terminate those certain security interests on the assets of the property that are set forth on SCHEDULE 4.15 and the status of which are identified as "In the process of being terminated."

                                     ARTICLE VII

                       CONDITIONS PRECEDENT TO THE PURCHASER'S

                                 OBLIGATION TO CLOSE

          The Purchaser's obligation to pay the Consideration and to purchase the Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):

          7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties of the Company and the Seller contained in this Agreement and in any Schedule attached hereto and in each other agreement, document, instrument or certificate contemplated hereby shall, in the ease of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of these representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) the Closing Date, in each case as though newly made at such time.

          7.2  THE SELLER'S AND THE COMPANY'S PERFORMANCE.

          (a) All of the covenants and obligations that the Seller and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively) and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

          (b) The Seller and the Company must have delivered each of the documents required to be delivered by the Seller and the Company, respectively, pursuant to SECTION 2.3(b) and ARTICLE III.

          7.3 CONSENTS. Each of the Consents identified in SCHEDULE 4.19 must have been obtained and must be in full force and effect and must not contain any provision which, in the reasonable judgment of the Purchaser, is unreasonable.

          7.4 ADDITIONAL DOCUMENTS. The Purchaser must have received such other documents as the Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Seller and the Company, (ii) evidencing the performance by the Seller and the Company, or the compliance by the Seller and the Company with, any covenant or obligation required to be performed or complied with by the Seller and the Company, (iii) evidencing the satisfaction of any condition referred to in this ARTICLE VII or
(iv) otherwise facilitating the consummation of the Acquisition.

          7.5 NO PROCEEDING. Since the date of this Agreement, there must not have been commenced or threatened against the Company or against any Person affiliated with the Company, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, the Acquisition or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Acquisition.

          7.6 NO PROHIBITION. Neither the consummation nor the performance of the Acquisition will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Purchaser to suffer any Material Adverse Effect under
(a) any applicable Legal Requirement or Order, including the HSR Act and federal and state securities laws or (b) any Legal Requirement or Order that has been rendered, published, introduced, or otherwise formally proposed by or before any Governmental Body.

          7.7 HSR ACT. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

          7.8 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the record holder or the beneficial owner of, or has the right to acquire or to obtain record or beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Consideration payable for the Shares.

          7.9 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no event or condition or events or conditions, which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, and the Purchaser shall be provided with a certificate from the President of the Company to that effect at the Closing.

          7.10 EMPLOYMENT AGREEMENTS. Patricia Fallon and Kris Koch shall have entered into employment agreements with the Company in the form of EXHIBIT C as of the Closing Date.

          7.11 NON-COMPETITION AGREEMENT. The Seller shall have entered into a non-competition agreement in the form of EXHIBIT D as of the Closing Date.

          7.12 BT COMMERCIAL CORPORATION LIENS AND OBLIGATIONS. Documentation, in form and substance reasonably satisfactory to the Purchaser, shall have been executed and delivered by (a) BT Commercial Corporation evidencing (i) the termination of all liens on the assets on the Company in favor of BT Commercial Corporation (which termination shall be effective upon the Closing of the Acquisition) and (ii) the release of the Company from all obligations listed as items 1 through 17 on SCHEDULE 4.16 and (b) U.S. Trust Company of California, N.A. (the "TRUSTEE") evidencing the release of the Company pursuant to Section
11.04 of that certain Indenture, dated as of December 16, 1997, among Parent, the Trustee and the Subsidiary Guarantors named therein.

          7.13 LEASE/SUBLEASE AND NON-DISTURBANCE AND ATTORNMENT AGREEMENT. The Seller and the Company shall have executed and delivered to the Purchaser the Lease/Sublease in the form of EXHIBIT E (the "LEASE") as of the Closing Date, and the Company, the Seller and 1323 Greenwood, L.L.C., a Delaware limited liability company ("GREENWOOD"), shall have executed and delivered a Non-Disturbance Agreement in form and substance satisfactory to the Purchaser; PROVIDED, HOWEVER, that in the event the Master Lease (as defined in the Lease) has not been entered into as of the Closing Date, the Company, the Seller and Greenwood shall have agreed to a form of non-disturbance and attornment agreement satisfactory to the Purchaser.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO THE SELLER'S

                       AND THE COMPANY'S OBLIGATION TO CLOSE

          The Seller's obligation to sell the Shares in exchange for the Consideration and to take the other actions required to be taken by the Seller at the Closing and the Company's obligation to take the actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller in whole or in part):

          8.1  ACCURACY OF REPRESENTATIONS.

          (a) Each of the representations and warranties of the Purchaser contained in this Agreement and in any Schedule attached hereto and in each other agreement, document, instrument or certificate contemplated hereby shall, in the ease of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) the Closing Date, in each case as though newly made at such time.

          (b) The Purchaser shall not have given any notification to the Company or the Seller pursuant to SECTION 6.4 of any fact or condition which would cause the condition precedent contained in SECTION 7.1 not to be satisfied, regardless of any waiver of such condition by the Purchaser.

          8.2  THE PURCHASER'S PERFORMANCE.

          (a) All of the covenants and obligations that the Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

          (b) Each document required to be delivered by the Purchaser pursuant to ARTICLE III must have been delivered.

          8.3 CONSENTS. Each of the Consents identified in SCHEDULE 5.2 must have been obtained and must be in full force and effect.

          8.4 ADDITIONAL DOCUMENTS. The Seller must have received such other documents as the Seller may reasonably request for the purpose of (i) evidencing the accuracy of any of the Purchaser's representations and warranties, (ii) evidencing the performance by the Purchaser of, or the compliance by the Purchaser with, any covenant or obligation required to be performed or complied with by the Purchaser, (iii) evidencing the satisfaction of any condition referred to in this ARTICLE VIII or (iv) otherwise facilitating the consummation or performance of the Acquisition.

          8.5 NO PROHIBITION. Neither the consummation nor the performance of the Acquisition will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Purchaser to suffer any Material Adverse Effect under, (a) any applicable Legal Requirement or Order, including the HSR Act and federal and state securities laws or (b) any Legal Requirement or Order that has been rendered, published, introduced, or otherwise formally proposed by or before any Governmental Body.

          8.6 HSR ACT. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

                                      ARTICLE IX

                              INDEMNIFICATION; REMEDIES

          9.1  INDEMNIFICATION OF THE PURCHASER.

          (a) Subject to the terms, conditions and limitations hereinafter provided in this SECTION 9.1, the Seller hereby agrees to indemnify, defend and hold harmless the Purchaser from and against any Loss, as hereinafter defined, and agree to pay to the Purchaser as provided herein the amount of any Loss. As used herein, "LOSS" means any and all losses, Damages, Liabilities, claims, Proceedings, penalties, fines and all other expenses, including without limitation the costs of defense thereof (including reasonable attorneys' fees and disbursements), suffered or incurred by the Purchaser or any of its respective shareholders, officers, directors or agents by reason of or arising out of (i) the breach of any representation or warranty of the Company or the Seller set forth in ARTICLE IV (other than the warranty set forth in SECTIONS 4.24 and 4.25, which shall not survive the Closing), such breach being determined for purposes of this
     ARTICLE IX without regard to any materiality or Material Adverse Effect qualification set forth in such warranties (as if such qualifications were not part of such warranties), and with respect to the warranty set forth in
     SECTION 4.22, without regard to the matters set forth on SCHEDULE 4.22 (as if such schedule were not part of this Agreement), or (ii) the breach of any covenant or agreement made by the Seller or the Company in this Agreement, but subject to each and all of the terms, conditions and limitations set forth in this ARTICLE IX.

          (b) The obligation of the Seller to indemnify the Purchaser pursuant to this SECTION 9.1 shall be limited in each of the following respects:

                    (1) Anything in this Agreement to the contrary notwithstanding, except as set forth in SECTION 9.7, the Purchaser may not recover Damages from the Seller until, and only to the extent that, the aggregate amount of Damages relating to all Claims for which the Purchaser is seeking indemnification exceeds One Hundred Seventy-Five Thousand Dollars ($175,000) (the "DEDUCTIBLE AMOUNT"); PROVIDED, HOWEVER, that such Deductible Amount shall not apply to Damages incurred as a result of a breach by the Seller of SECTION 4.2. The maximum amount of aggregate Damages for which the Seller shall be liable pursuant to this ARTICLE IX other than based upon the breach of a representation or warranty of the Seller or the Company contained in SECTIONS 4.1, 4.2, 4.12, and 4.13 shall be Two Million Dollars ($2,000,000) (the "LIABILITY CAP"); PROVIDED, HOWEVER, that the Liability Cap shall be increased by an additional One Million Dollars ($1,000,000) for Damages based upon breaches of the representations and warranties contained in SECTION 4.22.

                    (2) Unless written notice specifying the warranty or covenant or agreement alleged to have been breached by reference to a specific subsection or subsections of this Agreement and/or the relevant Schedule, certificate, document, instrument or other agreement, together with a description in reasonable detail of the nature and basis of the asserted breach (a "NOTICE OF CLAIM") is made by the Purchaser and received by the Seller in accordance with the provisions of SECTION
     11.2 prior to the first anniversary of the Closing Date, (or, with respect to breaches of (i) SECTION 4.22, which shall be received prior to the second anniversary of the Closing Date, (ii) SECTION 4.12, which shall be received prior to ninety (90) days following the expiration of the applicable statute of limitations relating to such tax matters, or (iii)
     SECTION 4.2, which may be received at any time after the Closing Date), the Purchaser shall not have a Claim for any Loss resulting from a breach of such warranty; PROVIDED, HOWEVER, that in no event shall the Purchaser have a Claim for any Loss resulting from a breach of SECTION 4.24.

          (c) Notwithstanding anything to the contrary herein, no limitation or condition of liability shall apply with respect to any liability under any Benefit Plan retained by the Seller or any Benefit Plan pursuant to SECTION 6.7(c).

          (d) The Seller agrees that following the Closing Date, the Seller shall have no claim for contribution from the Company for any breach of this Agreement by the Company prior to the Closing Date.

          9.2 INDEMNIFICATION OF THE SELLER. The Purchaser shall indemnify, defend, and hold the Seller harmless from and against any Claims, expenses, Damages, Liabilities, Losses, and expenses (including reasonable attorneys' fees and disbursements) by reason of, or arising out of the Breach of any representation, warranty or covenant of the Purchaser contained in this Agreement, or the conduct of the business and operations of the Company after the Closing Date; PROVIDED, that a Notice of Claim with respect to or arising out of the Breach of any representation or warranty of the Purchaser must be delivered by the Seller and received by the Purchaser prior to the first anniversary of the Closing Date.

          9.3 NOTICE OF CLAIM; RIGHT TO DEFEND. If a third party commences any Proceeding or asserts any claim, demand or assessment (hereinafter individually or collectively referred to as a "THIRD PARTY CLAIM") in respect of which the Purchaser or Seller (the "INDEMNITEE") claims or proposes to claim a Loss, the other party (the "INDEMNITOR") shall be given prompt notice thereof by the Indemnitee. Thereafter, the Indemnitee shall furnish to the Indemnitor, in reasonable detail, such information as it may have with respect to such claim, or Proceeding, including copies of any summons, complaint, or other pleading which many have been served or any written claim, demand, invoice, billing or other document evidencing or asserting the same. The Indemnitee shall designate in writing all information and documents which it furnishes to the Indemnitor pursuant to this SECTION 9.3 as being with respect to a claim or Proceeding under this SECTION 9.3. The Indemnitor shall have the right, subject to the provisions of this SECTION 9.3, to assume control of the defense, compromise or settlement thereof if (a) the amount of the Third Party Claim does not exceed the then remaining amount under the Liability Cap, (b) the Indemnitor acknowledges the intention of the Indemnitor to so defend by written notice to the Indemnitee within twenty (20) days after receipt of the notice of the Third Party Claim and (c) the claim involves only monetary damages. The Indemnitee shall be entitled to defend such claim until it receives such notice. If the Indemnitor is entitled to assume such defense and control and elect to do so,
(i) the defense against the Third Party Claim shall be conducted by the Indemnitor, at the expense of the Indemnitor, with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee, (ii) the Indemnitee shall be entitled to participate in (but not control) such defense with its counsel and at its expense, (iii) the Indemnitor shall keep the Indemnitee fully advised as to the conduct of the defense if the Indemnitee has chosen not to participate in the defense, and (iv) no compromise or settlement shall be agreed to or made without the Indemnitee's written consent, which shall not be unreasonably withheld, delayed or conditioned. If the Indemnitor elects to assume control of the defense, but fails to defend against the Third Party Claim as aforesaid, the Indemnitee may assume control of the defense and settle the Third Party Claim at the Indemnitor's expense (up to the then remaining amount under the Liability
Cap).

          If the Indemnitor does not elect, or does not have the right, to assume control of the defense, (x) the Indemnitee shall conduct the defense, with counsel selected by the Indemnitee and reasonably satisfactory to the Indemnitor, (y) the Indemnitor shall be entitled to participate in (but not control) such defense at its expense, and (z) the Indemnitee shall keep the Indemnitor fully advised as to its conduct of such defense, if the Indemnitor has chosen not to participate in the defense. The Indemnitee shall be free to compromise or settle such claim unless the Indemnitor within ten (10) days after notice of the proposed compromise or settlement admits in writing that the full amount of such claim, if adversely determined, shall constitute a Loss for which indemnity shall be due to the Indemnitee hereunder. If such admission is made, no compromise shall be agreed to or made without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          9.4  LIMITATION ON INDEMNITY.

          (a)  The Purchaser shall have the right to make a Claim pursuant to
     SECTION 9.1(a) and 9.1(b) prior to the time at which the Deductible Amount that is applicable to such Claim has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable indemnification obligation and any such Claim made within such period shall, to the extent such Deductible Amount ultimately is met, survives until its final resolution.

          (b) Neither (i) the termination of the representations or warranties contained herein, nor (ii) the expiration of the indemnification obligations described above, will affect the rights of a Person in respect of any Claim made by such Person received by the indemnifying party prior to the expiration of the applicable survival period provided herein.

          9.5  INSURANCE.

          (a) In determining the amount for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any proceeds actually realized by such party under insurance policies; PROVIDED, HOWEVER, that such party shall use commercially reasonable efforts to make and pursue claims under such party's insurance policies, it being understood, however, that such party shall have no obligation to commence litigation or to take any other extraordinary measures in connection with such claims. If such party does not actually receive such insurance proceeds until after being indemnified, such party will reimburse the indemnifying party for amounts paid to or on behalf of such indemnified party to the extent of the insurance proceeds so received. In all cases, the timing of the receipt or realization of the insurance proceeds shall be taken into account in determining the amount of reduction of such Losses, Damages, Liabilities or Claims; and

          (b) If both the indemnifying party and the indemnified party have insurance coverage respecting a particular Loss, Damage, Liability or Claim for which indemnification is provided pursuant to this ARTICLE IX, the Seller and the Purchaser agree that the insurance coverage of the indemnifying party will be called upon before the insurance coverage of the indemnified party is called upon.

          9.6 SOLE AND EXCLUSIVE REMEDY. Except as set forth in SECTION 9.5 above, the provisions for indemnification as provided in this ARTICLE IX shall constitute the Purchaser's sole and exclusive remedy for any Losses sustained by the Purchaser or any of its shareholders, officers, directors or agents and shall be limited as provided in this ARTICLE IX.

          9.7  TAX MATTERS.

          (a) TAX INDEMNIFICATION. The Seller shall be responsible for and pay and shall indemnify, save and hold harmless the Purchaser and the Company (and each of their respective Affiliates, successors and assigns) from and against (i) all Taxes imposed on the Company, or for which the Company is liable, with respect to (A) all periods ending on or prior to the Closing Date, (B) any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date (such portion, a "PRE-CLOSING PARTIAL PERIOD"), or (C) all Taxes for which the Company may be liable under Treas. Reg.
     Section 1.1502-6 or analogous provision under state or local law by reason of the Company being a member of a consolidated, combined or unitary group of corporations; and (ii) any costs or expenses with respect to the Taxes indemnified hereunder; PROVIDED, HOWEVER, that the Seller shall not have any such indemnification obligations with respect to such Taxes, costs and expenses to the extent (x) of any reserves for Taxes on the Closing Balance Sheet and (y) such amounts are otherwise taken into account in the post-Closing adjustment pursuant to SECTION 2.3 and SECTION 2.4 hereof.
     For purposes of this SECTION 9.7(a), Taxes shall include the amount of Taxes which would have been paid but for the application of any credit or net operating or capital loss deduction attributable to any period (or portion thereof) ending after the Closing Date, but shall not include amounts which would have been paid but for the application of any credit or net operating or capital loss deductions attributable to any period (or portion thereof) ending on or before the Closing Date.

          (b) STRADDLE PERIODS. Any Taxes (other than federal and state income Taxes in the event that a short period Tax Return is filed with respect to such Taxes) with respect to the Company that relate to a Tax period which begins on or before the Closing Date and ends after the Closing Date (a "STRADDLE PERIOD") shall be apportioned between the Pre-Closing Partial Period and the portion of such Straddle Period beginning on the day after the Closing Date (the "POST-CLOSING PARTIAL PERIOD"), (i) in the case of real or personal property Taxes (and any other ad valorem Taxes on a per diem basis) and, (ii) in the case of other Taxes, on an "INTERIM CLOSING OF THE BOOKS" method. The Purchaser shall cause the Company to file any Tax Returns for any Straddle Period, and the Purchaser shall pay all Taxes shown as due on any such Tax Returns. With respect to any such Tax Returns for any Straddle Period required to be filed by the Company and not required to be filed prior to the Closing Date, the Company shall provide the Seller with copies of any such completed Tax Return at least thirty (30) business days prior to the due date for filing of such Tax Return and the Seller shall have the right to review such Tax Return prior to the filing of such Tax Return. The Seller and the Purchaser agree to consult and resolve in good faith any issues arising as a result of such review. The Seller shall pay the Purchaser all such Taxes apportioned to the Pre-Closing Partial Period (to the extent not paid by the Company prior to the Closing Date or reflected in the Post-Closing adjustment under SECTIONS 2.3 and 2.4) due pursuant to the filing of any such Tax Returns under the provisions of this SECTION 9.7(b) within fifteen (15) business days of receipt of notice of such filing by the Purchaser, which notice shall set forth in reasonable detail the calculations regarding the Seller's share of such Taxes.

          (c) REFUNDS. The Purchaser agrees to assign and promptly remit (and to cause the Company to assign and promptly remit) all refunds (including interest thereon) net of any Tax effect to the Purchaser or the Company, received by the Purchaser or the Company of any Taxes for which the Seller has indemnified the Purchaser or the Company hereunder; PROVIDED, HOWEVER, that the Purchaser shall be entitled to the portion of any refund reflected in the Post-Closing adjustment under SECTIONS 2.3 and 2.4 or resulting from a carryback of a net operating loss, net capital loss, Tax credit or similar item sustained or arising in any period ending after the Closing Date or in any Post-Closing Partial Period.

          (d) TAX RETURNS FOR PRE-CLOSING PERIODS. The Seller shall prepare or cause to be prepared and shall include in its consolidated federal income Tax Return and all other consolidated, combined or unitary income Tax Returns that include the Company and timely file or cause to be filed, all income Tax Returns of the Company for all taxable periods of the Company ending on or prior to the Closing Date and the Seller shall pay or cause to be paid all Taxes due with respect to such income Tax Returns. All such income Tax Returns shall be prepared in a manner consistent with past practice. The Company shall provide the Seller with all records and information necessary to prepare such income Tax Returns. With respect to any such income Tax Returns required to be filed by the Seller and not required to be filed before the Closing Date, the Seller shall provide the Company with copies of all information pertaining to the Company used in the preparation of the completed income Tax Returns at least fifteen (15) business days prior to the due date for filing of such income Tax Returns. The Seller and the Purchaser agree to consult and resolve in good faith any issues arising as a result of the Company's review of such information.

          (e) TERMINATION OF TAX SHARING AGREEMENT. Except as otherwise provided in this Agreement, all tax sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between the Company and any other person and any obligations thereunder shall terminate as of the Closing Date and the Company shall have no liability thereunder for any and all amounts due in respect of periods on or before the Closing Date.

          (f) SECTION 338 MATTERS. The Seller and the Purchaser agree that they shall jointly make or cause to be made the election under IRC Section 338(h)(10) and Treasury Regulations Section 1.338(h)(10)-1(d) and any corresponding election under state, local or foreign tax law (the "ELECTIONS") with respect to the purchase and sale of the stock of the Company. Seller and Purchaser agree that MADSP (as such term is used in Treasury Regulations Section 1.338(h)(10)-1(f)) for the Purchaser's purchase of the stock of the Company shall be allocated among the assets in accordance with the provisions of that section. SCHEDULE 9.7(f) attached hereto sets forth the Seller's and the Purchaser's preliminary estimate of such allocation as of the Closing Date. The final allocation as of the Closing Date (the "ASSET ALLOCATION") shall be agreed to by the Seller and the Purchaser as soon as practicable after the Closing Date. If the Seller and the Purchaser are unable to agree on the Asset Allocation, such allocation shall be determined on the basis of an appraisal prepared by the Independent Accountant. The Purchaser shall prepare IRS Form 8023 (and any required attachments) and any similar state, local or foreign tax forms (and any required attachments) required to make the Elections (collectively, the "ELECTION FORMS" and each singularly, the "ELECTION FORM") and shall submit the Election Forms to the Seller no later than seventy-five (75) days prior to the date the Election Forms are required to be filed. In the event of any dispute with regard to the content of any Election Form (including any dispute concerning the Asset Allocation), the parties shall diligently attempt to resolve such dispute. If they have not done so by the thirtieth (30th) day prior to the date the Election Form in question is required to be filed, the dispute shall be resolved by the Independent Accountant at least ten (10) days prior to the time the Election Form is required to be filed. The Seller shall promptly cause the Election Forms to be duly executed by the appropriate authorized person and shall return such Election Forms to the Purchaser. The Purchaser shall duly and timely file the Election Forms in accordance with applicable tax laws and the terms of this Agreement. The Seller and the Purchaser shall take or cause to be taken any other actions that are necessary for making or perfecting the Elections. The Purchaser shall provide the Seller with a copy of the Election Forms as filed. The Seller and the Purchaser shall report all transactions pursuant to this Agreement in a manner that is consistent with the Elections and shall take no position contrary thereto unless required to do so pursuant to a "determination" within the meaning of IRC Section 1313 or an analogous provision under state, local or foreign tax law. The Purchaser and the Seller shall each pay one-half of the cost of any fees and expenses of the Independent Accountant. The parties agree that a violation of the provisions of this SECTION 9.7(f) is a proper subject of injunctive relief.

          (g) TAX EFFECT OF PAYMENTS. The Purchaser and the Seller agree that any indemnification payments made pursuant to this SECTION 9.7 or ARTICLE IX shall be treated for tax purposes as an adjustment to the Consideration unless otherwise required by applicable law.

                                      ARTICLE X

                                     TERMINATION

          10.1 TERMINATION EVENTS.

          This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by the Seller, on the one hand, or by the Purchaser, on the other hand, if a breach of any provision of this Agreement has been committed by the other party or its Affiliates and such breach has not been expressly waived in writing;

          (b) (i) by the Purchaser if any of the conditions in ARTICLE VII have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Purchaser to comply with its obligations under this Agreement) and the Purchaser has not expressly waived such condition in writing on or before the Closing; or
     (ii) by the Seller, if any of the conditions in ARTICLE VIII has not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller or the Company to comply with its obligations under this Agreement) and the Seller has not expressly waived such condition in writing on or before the Closing;

          (c)  by mutual consent of the Purchaser and the Seller; or

          (d) by either the Purchaser or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 1998 (the "CLOSING DATE"), or such later date as the parties may agree upon.

          10.2 EFFECT OF TERMINATION.  Each party's right of termination under
SECTION 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to SECTION 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in SECTION 9.1 will survive; PROVIDED, HOWEVER, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                      ARTICLE XI

                                    MISCELLANEOUS

          11.1 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other party; PROVIDED, HOWEVER, that the Purchaser may assign its rights but not its obligations hereunder to an Affiliate of the Purchaser. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company before the Closing Date, or to the Seller, addressed to:

                    Perry Judd's Incorporated
                    575 West Madison
                    Waterloo, WI  53594
                    Attn:     Mr. Craig A. Hutchison
                    Telephone: (920) 478-1701
                    Telecopy:  (920) 478-1511

          with a copy to:

                    The Milhous Group
                    1160 Nicole Court
                    Glendora, CA 91740
                    Attn:     Mr. Thomas V. Bressan
                    Telephone: (909) 599-2020
                    Telecopy:  (909) 599-8391

          and to:

                    Brobeck, Phleger & Harrison LLP
                    550 South Hope Street
                    Los Angeles, CA 90071-2064
                    Attn:     Kenneth R. Bender, Esq.
                    Telephone: (213) 489-4060
                    Telecopy:  (213) 745-3345

          If to the Purchaser or the Company after the Closing Date, addressed to:

                    The Mack Printing Group
                    1991 Northampton Street
                    Easton, PA  18042-3189
                    Attn:  Mr. John C. Coconougher
                    Telephone: (610) 250-7235
                    Telecopy:  (610) 250-7285

          With a copy to:

                    Dechert Price & Rhoads
                    4300 Bell Atlantic Tower
                    1717 Arch Street
                    Philadelphia, PA  19143
                    Attn:  Christopher G. Karras, Esq.
                    Telephone: (215) 994-4000
                    Telecopy:  (215) 994-2222

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

          11.3 CHOICE OF LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without giving effect to its choice of law principles), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          11.4 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedule and the other agreements referred to herein) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.5 MULTIPLE COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.6 EXPENSES. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Acquisition. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

          11.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.8 TITLES. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          11.9 PUBLICITY. Except as required by law, none of the Purchaser, the Company nor the Seller shall issue any press release or make any public statement regarding this Agreement or the Acquisition, without prior written approval of the other parties; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or revelations which any party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. The Purchaser may, with the consent of the Seller, issue or make an appropriate press release or public announcement after the Closing.

          11.10     CONFIDENTIAL INFORMATION.

          (a) NO DISCLOSURE. Each party hereto acknowledges that the execution and delivery of the Confidentiality Agreement binds the parties hereto with its terms and shall survive the termination of any discussions or negotiations which are the subject of this Agreement. Additionally, the parties acknowledge that this Agreement and the Acquisition described herein are of a confidential nature and shall not be disclosed except to Representatives and Affiliates or as required by law, until such time as the parties make a public announcement regarding the Acquisition as provided in SECTION 11.9; PROVIDED, HOWEVER, that the Purchaser may make such disclosure to lenders, potential lenders, investors and potential investors in the Purchaser or its Affiliates, who shall be deemed to be Representatives of the Purchaser for purposes of this SECTION 11.10.

          (b) PRESERVATION OF CONFIDENTIALITY. In connection with the negotiation of this Agreement, the preparation for the consummation of the Acquisition, and the performance of obligations hereunder, (i) the Purchaser acknowledges that it will have access to confidential and proprietary information relating to the Company and the Seller and the Company and (ii) the Seller acknowledge that they will have access to confidential information relating to the Purchaser and its Affiliates, in each case, including technical, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by the Seller, the Company or the Purchaser, as the case may be, or their respective Representatives or Affiliates, which contain or otherwise reflect or are generated from such information ("CONFIDENTIAL INFORMATION"). The term "CONFIDENTIAL INFORMATION" does not include information received by one party in connection with the Acquisition which
     (i) is or becomes generally available to the public other than as a result of a disclosure by such party or its Representatives, (ii) was within such party's possession prior to its being furnished to such party by or on behalf of the other party in connection with the Acquisition, provided that the source of such information was not known by such party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information or (iii) becomes available to such party on a non-confidential basis from a source other than the other party or any of their respective Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other Person with respect to such information.

          (c) Each party shall treat all Confidential Information of the other party as confidential, preserve the confidentiality thereof and not disclose any such Confidential Information, except to its Representatives and Affiliates who need to know such Confidential Information in connection with the Acquisition. Each party shall use all reasonable efforts to cause its Representatives to treat all such Confidential Information of the other party as confidential, preserve the confidentiality thereof and not disclose any such Confidential Information. Each party shall be responsible for any breach of this Agreement by any of its Representatives. If, however, Confidential Information is disclosed, the party responsible for such disclosure shall immediately notify the other party in writing and take all reasonable steps required to prevent further disclosure.

          (d) Until the Closing or the termination of this Agreement, all Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, each party shall, and shall cause its Representatives to, return to the other party all Confidential Information (including all copies, summaries and extracts thereof) furnished to such party by the other party in connection with the Acquisition.

               (i) If one party or any of its Representatives or Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is required by operation of law to disclose any Confidential Information, such party shall provide the other party with prompt written notice of such request or requirement, which notice shall, if practicable, be at least forty-eight (48) hours prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, such party or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then such party may disclose that portion of the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

          11.11 BURDEN AND BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. There are no third party beneficiaries of this Agreement; PROVIDED, HOWEVER, that any Person that is not a party to this Agreement but, by the terms of SECTION 9.2, is entitled to indemnification, shall be considered a third party beneficiary of this Agreement, with full rights of enforcement as though such Person was a signatory to this Agreement.

          11.12     SERVICE OF PROCESS; CONSENT TO JURISDICTION.

          (a) SERVICE OF PROCESS. Each of the parties hereto irrevocably consents to the service of any process, pleading, notices or other papers by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set forth herein, or by any other method provided or permitted under New York law.

          (b) CONSENT AND JURISDICTION. Each party hereto irrevocably and unconditionally (i) agrees that any Proceeding arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the County of New York, New York; (ii) consents to the jurisdiction of any such court in any such Proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such Proceeding in any such court.

          11.13 ATTORNEYS' FEES. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

          11.14 REPRESENTATION BY COUNSEL. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

          11.15 LIMITATION OF LIABILITY. Notwithstanding anything to the contrary in this Agreement, in no event shall any party hereto be liable for any incidental or consequential Damages occasioned by any failure to perform or the breach of any obligation under this Agreement.

          11.16 ADDITIONAL SURVIVAL. In addition to the survival of representations and warranties and other provisions referenced in SECTION 10.2 of this Agreement, which shall survive pursuant to the terms of such Section, the obligations of the Seller and the Purchaser contained in ARTICLE II and
ARTICLE IX of this Agreement shall survive the Closing Date indefinitely.


                              [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

THE PURCHASER:                          THE SELLER:

MACK PRINTING COMPANY                   PERRY JUDD'S INCORPORATED

By:    /s/ JOHN COCONOUGHER             By:    /s/ THOMAS BRESSAN
       ----------------------                  ----------------------
Name:  John Coconougher                 Name:  Thomas V. Bressan
       ----------------------                  ----------------------
Title: President                        Title: Secretary
       ----------------------                  ----------------------

                                        THE COMPANY:

                                        PORT CITY PRESS, INC.

                                        By:    /s/ THOMAS BRESSAN
                                               ---------------------
                                        Name:  Thomas V. Bressan
                                               ---------------------
                                        Title: Secretary
                                              ---------------------


GUARANTEE:

The undersigned hereby represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and corporate authority to execute, deliver and perform the following guarantee and (iii) the following guarantee constitutes the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. In accordance with and subject to the terms and limitations set forth in this Agreement, and subject to any claims or defenses available to the Seller, the undersigned hereby unconditionally and irrevocably guarantees and agrees to act as surety for (i) the full and punctual payment of all monetary obligations of the Seller under this Agreement and (ii) the performance by the Seller of all of its covenants, liabilities and obligations under this Agreement (including without limitation its indemnification obligations under ARTICLE IX). The foregoing constitutes a guarantee of payment and performance when due (and not a guarantee of collection).
                                        PERRY JUDD'S HOLDINGS, INC.

                                        By:    /s/ THOMAS BRESSAN
                                               ----------------------
                                        Name:  Thomas V. Bressan
                                               ----------------------
                                        Title: Secretary
                                              ----------------------------

                  AMENDMENT NUMBER ONE TO STOCK PURCHASE AGREEMENT



          This Amendment (this "AMENDMENT") is entered into as of this 28th day of August, 1998, by and among Mack Printing Company (doing business as the Mack Printing Group), a Pennsylvania corporation (the "PURCHASER"), Perry Judd's Incorporated, a Delaware corporation formerly known as Perry Graphic Communications, Inc. (the "SELLER"), and Port City Press, Inc., a Maryland corporation (the "COMPANY"), and constitutes an amendment to that certain Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of July 31, 1998, by and among the Purchaser, the Seller and the Company. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement, as amended hereby.


                                W I T N E S S E T H

          WHEREAS, the parties desire to amend the Stock Purchase Agreement as set forth herein in accordance with the amendment provisions of Section 11.4 thereof;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Stock Purchase Agreement, effective immediately, as follows:

          1. AMENDMENT TO SECTION 1.1. The definition of "Knowledge" contained in Section 1.1 of the Stock Purchase Agreement shall be deleted in its entirety and the following substituted in lieu thereof:

          "KNOWLEDGE" shall mean, with respect to an individual making a representation to his or her "knowledge" or having "knowledge," those facts and circumstances actually known by such individual, and with respect to the Seller or the Company making a representation to its "knowledge" or having "knowledge" (other than representations made in SECTION 4.22, as to which this definition shall have no effect), those facts and circumstances actually known by the officers of such entity identified on SCHEDULE I attached hereto.

          2. AMENDMENT TO SECTION 4.22. The word "Knowledge" wherever set forth in Section 4.22 of the Stock Purchase Agreement shall be replaced with the word "knowledge."

          3. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          4. ENTIRE AMENDMENT. This Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly amended hereby, The Stock Purchase Agreement shall remain unchanged and in full force and effect. This Amendment shall be deemed part of and is hereby incorporated into the Stock Purchase Agreement.

          5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

          6. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

                              [Signature page follows.]

          IN WITNESS WHEREOF, the parties have caused this Amendment Number One to Stock Purchase Agreement to be executed and delivered as of the date first written above.


         THE PURCHASER:                   THE SELLER:

THE PURCHASER:                          THE SELLER:

MACK PRINTING COMPANY                   PERRY JUDD'S INCORPORATED

By:    /s/ JOHN COCONOUGHER             By:    /s/ THOMAS BRESSAN
       ----------------------                  ----------------------
Name:  John Coconougher                  Name:  Thomas V. Bressan
       ----------------------                  ----------------------
Title: President                        Title: Secretary
       ----------------------                  ----------------------

                                        THE COMPANY:

                                        PORT CITY PRESS, INC.

                                        By:    /s/ THOMAS BRESSAN
                                               ---------------------
                                        Name:  Thomas V. Bressan
                                               ---------------------
                                        Title: Secretary
                                              ---------------------